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                                                                   EXHIBIT 10.76
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                            ASSET PURCHASE AGREEMENT

                                  by and among

                             PARADYNE NETWORKS INC.
                                     "PDYN",

                              PARADYNE CORPORATION
                                   as "Buyer",

                                   P-COM, INC.
                                     "P-COM"

                                       and

                          CONTROL RESOURCES CORPORATION
                                   as "Seller"

                            Dated as of April 5, 2000

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

1.1    Defined Terms...........................................................1

                                   ARTICLE II

                     PURCHASE AND SALE OF TRANSFERRED ASSETS

2.1    Transferred Assets......................................................6
2.2    Excluded Assets.........................................................8
2.3    Assumption of Liabilities by the Buyer..................................8
2.4    Purchase Price..........................................................8

                                   ARTICLE III

                                     CLOSING

3.1    Closing................................................................10
3.2    Seller's Deliveries at the Closing.....................................10
3.3    Buyer's Deliveries at the Closing......................................10

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE SELLER AND P-COM

4.1    Organization of Seller.................................................10
4.2    Authorization..........................................................10
4.3    Financial Statements...................................................11
4.4    Absence of Certain Changes.............................................11
4.5    Title to Transferred Assets, Right to Convey...........................11
4.6    Contracts and Commitments..............................................12
4.7    No Conflict or Violation...............................................13
4.8    Consents and Approvals.................................................13
4.9    Litigation.............................................................13
4.10   Compliance with Law; Permits and Licenses..............................14
4.11   Brokers................................................................14
4.12   Intellectual Property Rights...........................................14
4.13   Employee Plans.........................................................16
4.14   Taxes..................................................................17


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4.15   Environmental and Other Regulations....................................17
4.16   Labor Matters..........................................................18
4.17   Insurance..............................................................18
4.18   Sufficiency of Transferred Assets......................................18
4.19   Inventory..............................................................18
4.20   Suppliers..............................................................19
4.21   Backlog................................................................19
4.22   Accounts Receivable....................................................19
4.23   Definition of "knowledge"..............................................19
4.24   Employee Stock Options.................................................20

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

5.1    Organization of the Buyer..............................................20
5.2    Authorization..........................................................20
5.3    No Conflict or Violation...............................................20
5.4    Consents and Approvals.................................................20
5.5    Litigation.............................................................21
5.6    Brokers................................................................21
5.7    Purchase for Resale....................................................21
5.8    No Breach by the Seller................................................21
5.9    Organizational Documents...............................................21
5.10   Investigation and Evaluation...........................................21
5.11   SEC filings............................................................21

                                   ARTICLE VI

                ACTIONS BY SELLER AND BUYER PRIOR TO THE CLOSING

6.1    Conduct of Business....................................................22
6.2    Access to Information..................................................22
6.3    Regulatory and Other Authorizations....................................22
6.4    Bulk Transfer Laws.....................................................23
6.5    Insurance..............................................................23
6.6    Release from Assumed Liabilities.......................................23
6.7    Further Action.........................................................23
6.8    Non-Assignable Leases, Contracts, and Permits..........................23
6.9    Schedules..............................................................24
6.10   Notification of Changes................................................24
6.11   Compliance with New Jersey Industrial Site Recovery Act................24


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                                   ARTICLE VII

                              CONDITIONS TO CLOSING

7.1    Conditions to Obligations of the Seller................................25
7.2    Conditions to Obligations of the Buyer.................................26

                                  ARTICLE VIII

                           ACTIONS BY SELLER AND BUYER
                                AFTER THE CLOSING

8.1    Confidentiality........................................................28
8.2    Employment of Seller's Personnel.......................................28
8.3    Books and Records; Access to Information...............................30
8.4    Mail Received After Closing............................................31
8.5    Other Employee Benefits................................................32
8.6    No Solicitation........................................................32
8.7    Discharge of Business Obligations......................................32
8.8    UCC Matters............................................................32
8.9    Tax Matters............................................................32
8.10   Sales and Transfer Taxes...............................................32
8.11   Change of Name.........................................................33

                                   ARTICLE IX

                                 INDEMNIFICATION

9.1    Survival of Certain Representations and Warranties.....................33
9.2    Indemnification by the Buyer...........................................33
9.3    Indemnification by the Seller and P-COM................................35

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

10.1   Methods of Termination.................................................36
10.2   Procedure Upon Termination.............................................37
10.3   Effect of Termination..................................................37

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1   Specific Performance...................................................37
11.2   Assignment.............................................................37


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11.3   Notices................................................................37
11.4   Choice of Law..........................................................38
11.5   Resolution of Conflicts; Arbitration...................................38
11.6   Entire Agreement; Amendments and Waivers...............................39
11.7   Counterparts...........................................................39
11.8   Invalidity.............................................................39
11.9   Headings...............................................................39
11.10  Expenses...............................................................39
11.11  Publicity..............................................................39


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                             SCHEDULES AND EXHIBITS

SELLER'S SCHEDULES

Schedule 2.1(a)   -  Leases and Leased Real Property
Schedule 2.1(b)   -  Equipment
Schedule 2.1(c)   -  Contracts
Schedule 2.1(e)   -  Intellectual Property Rights
Schedule 2.1(g)   -  Permits
Schedule 2.1(h)   -  Receivables
Schedule 2.1(i)   -  Computer Programs
Schedule 2.2      -  Excluded Assets
Schedule 2.3      -  Excluded Liabilities
Schedule 4.5      -  Title Exceptions
Schedule 4.6(c)   -  Material Contract or Lease Defaults
Schedule 4.6(d)   -  Contracts not in the Ordinary Course
Schedule 4.6(e)   -  Termination or Amendments to Contracts
Schedule 4.7      -  Conflict or Violation
Schedule 4.8      -  Consents and Approvals
Schedule 4.9      -  Litigation
Schedule 4.10(a)  -  Compliance with Law
Schedule 4.10(b)  -  Permits and Licenses
Schedule 4.12(a)  -  Intellectual Property Rights Requiring Third Party Consent
                     to be Assigned
Schedule 4.12(h)  -  Royalties
Schedule 4.12(i)  -  Agreements with Officers and Employees regarding
                     Intellectual Property Rights
Schedule 4.14     -  Taxes
Schedule 4.15(a)  -  Environmental and Other Regulations
Schedule 4.15(b)  -  Equal Employment Opportunity and Employee Health and Safety
Schedule 4.16(b)  -  Labor Matters
Schedule 4.17     -  Insurance
Schedule 4.18     -  Sufficiency of Transferred Assets
Schedule 4.19     -  Inventory
Schedule 4.20     -  Suppliers
Schedule 4.21     -  Backlog
Schedule 4.22     -  Accounts Receivable
Schedule 7.1(c)   -  Key Employees
Schedule 7.1(e)   -  Employee Stock Options
Schedule 8.2(a)   -  Employees
Schedule 8.2(c)   -  Employees with Additional Severance

EXHIBITS

Exhibit 1.1       -  Financial Statements
Exhibit 2.4       -  Note
Exhibit 8.1       -  Confidentiality Agreement
Exhibit 8.2(b)(i) -  Paradyne/CRC Special Severance Plan


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Exhibit 8.2(b)(ii) - Form of Termination Agreement, Waiver and Release


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            THIS ASSET PURCHASE AGREEMENT, dated as of April 5, 2000 (together with all schedules and exhibits hereto, the "Agreement"), is by and between Paradyne Networks, Inc., a corporation organized and existing under the laws of Delaware ("PDYN"), Paradyne Corporation, a corporation organized and existing under the laws of Delaware and a wholly owned subsidiary of PDYN (the "Buyer"), P-Com, Inc., a corporation organized and existing under the laws of Delaware ("P-COM"), and Control Resources Corporation, a corporation organized and existing under the laws of Delaware and a wholly owned subsidiary of P-COM (the "Seller").

                                    RECITALS

            WHEREAS, the Seller is presently engaged in the design, manufacture and sale of communications products primarily for network and information service providers (the foregoing is referred to hereinafter as the "Business");

            WHEREAS, subject to the terms and conditions of this Agreement, the Buyer desires to purchase from Seller, and the Seller desires to sell to the Buyer, all of the assets of the Seller related to the Business; and

            WHEREAS, the Seller desires that the Buyer assume, and the Buyer has agreed to assume, certain of the liabilities of the Seller related to the Business;

            NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Defined Terms. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

            "Actions" is defined in Section 4.9.

            "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term control of a Person means the possession, direct or indirect, of the power to (i) vote 50% or more of the voting securities of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms and phrases controlling, controlled by and under common control with have correlative meanings.

            "Agreement" is defined in the preamble.

            "Allocation Schedule" is defined in Section 2.4(c)
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            "Assumed Liabilities" means the liabilities of the Seller assumed by the Buyer pursuant to this Agreement which specifically exclude the Excluded Liabilities set forth on Schedule 2.3.

            "AT&T" means any entity which is affiliated with AT&T Corp.

            "Business" is defined in the Recitals.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

            "Buyer" is defined in the preamble.

            "Closing" is defined in Section 3.1.

            "Closing Cash Payment" is defined in Section 2.4(a)(i).

            "Closing Date" means the date on which the Closing occurs pursuant to Section 3.1.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Computer Programs" is defined in Section 2.1(i).

            "Contracts" is defined in Section 2.1(c).

            "Cause" shall mean (a) a material breach of the Buyer's written policies constituting dishonesty, breach of a fiduciary obligation, intentional wrongdoing or malfeasance, violation or negligent disregard for workplace rules and procedures, insubordination, theft, violent acts or threats of violence, or consumption of alcohol or possession of controlled substances on the property of the Buyer (or an Affiliate of the Buyer); (b) conviction of a criminal violation constituting a felony (other than a felony traffic offense) or involving fraud or dishonesty; (c) the failure to materially satisfy the conditions and requirements of an employment with the Buyer (or an Affiliate of the Buyer), and such failure by its nature is incapable of being cured, or such failure remains uncured for more than 30 days following receipt by the employee of written notice from the Buyer specifying the nature of the failure and demanding the cure thereof. For purposes of this definition, inattention by an employee to his or her duties shall be deemed a failure capable of cure.

            "Equipment" is defined in Section 2.1(b).

            "Environmental Law" shall mean any and all statutes, codes, laws (including, without limitation, common law), ordinances, agency rules, regulations, and guidance, and reporting or licensing requirements relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42


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U.S.C. ss. 6901 et seq. ("RCRA"); (iii) the Emergency Planning and Community
Right to Know Act (42 U.S.C. ss. 11001 et seq.); (iv) the Clean Air Act (42 U.S.C. ss. 7401 et seq.); (v) the Clean Water Act (33 U.S.C. ss. 1251 et seq.);
(vi) the Toxic Substances Control Act (15 U.S.C. ss. 1261 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. ss. 5101 et seq.); (viii) the Safe Drinking Water Act (41 U.S.C. ss. 300f et seq.); (ix) any state, county, municipal, or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (viii) of this paragraph; (x) any amendments to the statutes, laws or ordinances listed in parts (i) - (ix) of this paragraphs; (any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (ix) of this paragraph; and (xii) any other law, statutes, ordinance, amendment, rule, regulation, guideline, directive, order or the like relating to environmental protection, pollution, or environmental control.

            "Environmental Liability of the Buyer" is defined as all liabilities, costs and expenses (including reasonable attorney and expert fees) and damages arising out of or relating to any provision of any applicable Environmental Law, as it pertains to, or arises out of (i) any act or omission of the Buyer, its employees, agents or representatives; (ii) the operation of the Business subsequent to the Closing; (iii) the Leased Real Property, or any other plant, facility, site, area, or property owned, leased, operated, or used by the Buyer or in the operation of the Business subsequent to the Closing at which a release of a Hazardous Material has occurred on, in, at, from, adjacent, or about such Leased Real Property, plant, facility, site, area, or property subsequent to the Closing when such release occurred during the Buyer's ownership, lease, operation or use of such Leased Real Property, plant, facility, site, area, or property.

            "Environmental Liability of the Seller" is defined as all liabilities, costs and expenses (including reasonable attorney and expert fees) and damages arising out of or relating to any provision of any applicable Environmental Law, as it pertains to, or arises out of (i) any act or omission of the Seller, its employees, agents or representatives; (ii) the operation of the Business prior to the Closing; (iii) the Leased Real Property, or any other plant, facility, site, area, or property owned, leased, operated, or used by the Seller or in the operation of the Business prior to the Closing at which a release of a Hazardous Material has occurred on, in, at, from, adjacent, or about such Leased Real Property, plant, facility, site, area, or property prior to the Closing when such release occurred during the Seller's ownership, lease, operation or use of such Leased Real Property, plant, facility, site, area, or property.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate." An "ERISA Affiliate" of any entity shall mean any member of a group of trades or businesses under common control (as defined in Sections 4001(a)(14) or 4001(b)(1) of ERISA) with that entity, or that is required to be considered a single employer with that entity pursuant to Sections 414(b), (c) or (m) of the Code.

            "Excluded Assets" is defined in Section 2.2.

            "Excluded Liabilities" is defined in Section 2.3


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            "Financial Statements" means (i) the unaudited statement of income for the years ending December 31, 1999, December 31, 1998 and December 31, 1997 and accompanying balance sheet of the Seller as at such dates, and (ii) the unaudited statement of income for the two-month period ending February 29, 2000 and accompanying balance sheet of the Seller as at such date, as previously delivered to the Buyer and attached hereto as Exhibit 1.1.

            "GAAP" means general accepted accounting principles consistently applied in the United States of America, as from time to time in effect.

            "Hazardous Material" means, for purposes of this Agreement, any chemical, waste, substance, material, pollutant, contaminant, equipment or fixture defined or deemed as "hazardous" or "toxic" or otherwise regulated under any Environmental Law or other law or regulation relating to pollution and environmental control, including, without limitation, CERCLA hazardous substances, RCRA hazardous wastes, pesticides and other agricultural chemicals, oil and petroleum-products or by-products and any constituents thereof, asbestos-containing materials, and polychlorinated biphenyls (PCBs).

            "Hired Employee" is defined in Section 8.2(a).

            "Intellectual Property Rights" shall mean all rights to, all patents, trademarks, trade names, service marks, copyrights, trade secret rights and other intellectual property rights of the Seller and any applications or registrations therefor, and all schematics, technology, source code, know-how, computer software programs and all other tangible and intangible information or material used by the Seller in the Business.

            "Inventory" is defined in Section 2.1(d).

            "IRS" means the Internal Revenue Service.

            "ISRA" is defined in Section 6.11.

            "Leased Real Property" is defined in Section 2.1(a).

            "Leases" is defined in Section 2.1(a).

            "Material Adverse Effect" means, with respect to the Business or the Transferred Assets, a material adverse effect on the assets, financial condition or properties of the Business and the Transferred Assets, taken as a whole.

            "NetPath" means all products of the Business which are identified by the trade name NetPath.

            "Net Revenue Value" shall mean an amount billed to the customer or an order from a customer that is/will be included in the income statement as revenue in accordance with GAAP, net of any revenue credits. Amounts specifically excluded from Net Revenue Value include but are not limited to sales tax or other taxes (including without limitation any added value, use, or similar tax), freight, interest, other product delivery services, and duty.


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            "Net Working Capital" shall mean the sum of the Seller's (i) current assets which shall consist of cash, accounts receivable, inventory and prepaid expenses, (ii) other assets, (iii) fixed assets, (iv) any assets which are reclassified from current to long term as a result of the audit of the Seller's Financial Statements as set forth in Section 2.4(a)(iii); less the sum of (a) current liabilities which shall consist of accounts payable, employee compensation, current portion of long term debt (only as it relates to capital leases) and other accrued liabilities, (b) long term warranty reserves, and (c) any liabilities which are reclassified from current to long term as a result of the audit of the Seller's Financial Statements as set forth in Section 2.4(a)(iii). Net Working Capital shall specifically exclude software/test development, capitalized software, accrued vacation costs (including taxes) intercompany account, accrued interest P-COM, notes payable, and all amounts classified as taxes payable (because such amounts will not be assumed by the Buyer). In addition, any asset or liability classifications which (i) are not of an inter-company nature between the Seller and its Affiliates, or (ii) are not in the nature of an asset or liability specifically excluded from Net Working Capital herein, and (iii) appear on the Seller's Closing Date balance sheet and do not appear on the Seller's balance sheet for the two-month period ending February 29, 2000, shall be included in Net Working Capital.

            "NJDEP" is defined in Section 6.11.

            "Note" is defined in Section 2.4(a)(ii).

            "Path View" means a software product of the Business which uses the trade name Path View.

            "Permits" is defined in Section 2.1(g).

            "P-COM" is defined in the preamble.

            "Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a division or operating group of any of the foregoing, a government or any department or agency thereof or any other entity.

            "Personnel" is defined in Section 4.9

            "Plan" means all plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) that are currently or, within the past three years have been, maintained by P-COM, or to which P-COM has contributed, on behalf of the Seller that provide incentive compensation, stock options or other stock purchase rights, severance or termination pay, medical, dental, life, disability or accident benefits (whether or not insured), collective bargaining agreements, benefits described in Sections 125 or 129 of the Code, or pension, profit sharing or retirement benefits to, or for the benefit of, any active, former or retired service provider of the Seller or their spouses or dependents.

            "Purchase Price" is defined in Section 2.4(a).

            "Records" is defined in Section 2.1(f).

            "Regulations" is defined in Section 4.10(a).


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            "Representative" means any officer, director, principal, agent, employee, counsel, consultant, independent auditor or other representative of a Person.

            "SEC" means the Securities and Exchange Commission.

            "SEC Reports" means all forms, reports and documents together with all exhibits required to be filed with the SEC by the Buyer.

            "Securities Act" means The Securities Act of 1933, as amended.

            "Seller" is defined in the preamble.

            "Severance Plan" is defined in Section 8.2(b).

            "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            "Tax Return" means any return, filing, questionnaire, information return or other document required to be filed, including requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax (whether or not a payment is required to be made with respect to such filing).

            "Transferred Assets" is defined in Section 2.1.

            "Transfer Taxes" is defined in Section 8.10.

                                   ARTICLE II

                     PURCHASE AND SALE OF TRANSFERRED ASSETS

            2.1 Transferred Assets. Subject to the terms and conditions of this Agreement, the Seller shall sell, transfer, assign and convey to the Buyer, and the Buyer shall purchase and acquire from the Seller, on the Closing Date the following (the "Transferred Assets"):

            (a) The Seller's rights in, to and under, the real estate leases described in Schedule 2.1(a) (the "Leases"), together with all of the Seller's right, title and interest, if any, in the building, office, warehouse or plant space, fixtures and improvements thereon and any security deposits relating to the Leases (collectively, the "Leased Real Property") and any and all assignable warranties of third parties covering such buildings, fixtures and improvements; provided, however, that the Seller shall retain any and all rights under the Leases in connection with any event occurring prior to the Closing Date.

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            (b) The Seller's rights in, to and under all machinery, spare parts, equipment, furniture and fixtures of the Seller located in, on or about the Leased Real Property, and used principally in connection therewith and in connection with the Business as set forth in Schedule 2.1(b) (the "Equipment"), and any and all assignable warranties of third parties covering the Equipment;

            (c) All assignable rights of the Seller in, to and under (i) the leases, licenses (including patent, know-how and trademark licenses), contracts and commitments set forth in Schedule 2.1(c), including, without limitation, commitments for additions to property, plant or equipment deliverable after the Closing Date (the "Contracts"), (ii) all unfilled purchase and sales orders of the Business existing as of the Closing Date and (iii) all security deposits related to the Contracts;

            (d) All of the Seller's inventory of work in process, samples, finished goods, raw materials and supplies (to the extent of the Seller's rights therein) located on the Leased Real Property or located elsewhere and related solely to the Business (the "Inventory");

            (e) All the Intellectual Property Rights, as set forth in Schedule 2.1(e);

            (f) All books, records, accounting records, drawings, customer lists, files and documents (including computer tapes or disks) of the Seller relating to the Business or the Transferred Assets that are located upon the Leased Real Property or elsewhere and are in all cases related primarily to the operations of the Business, or are necessary for the daily operations of the Business (the "Records"), but not the corporate minute books, corporate seals, consolidated financial statements or tax records of the Seller;

            (g) All permits, licenses, certificates and governmental or regulatory authorizations which the Seller has obtained for the conduct of the Business which are assignable to the Buyer, as set forth in Schedule 2.1(g) (the "Permits"). Schedule 2.1(g) also sets forth all Permits that are not assignable to the Buyer;

            (h) All accounts and notes receivable of the Seller as of the Closing Date for products sold, arising out of the conduct of the Business, as set forth in Schedule 2.1(h);

            (i) All of the Seller's assignable data processing programs used in the conduct of the Business, including accounting, invoicing, auditing and data processing programs, as set forth in Schedule 2.1(i) (the "Computer Programs"), with the understanding that certain of the Computer Programs are non-exclusive and may in certain instances continue also to be used by the Seller. Schedule 2.1(i) also sets forth the Computer Programs that are not assignable to the Buyer.

            (j) All other assets of the Seller, including miscellaneous office supplies used in the conduct of the Business and located on the Leased Real Property or elsewhere and in all cases related primarily to the operations of the Business, or are necessary for the daily operations of the Business;

            (k) The Seller's goodwill, if any, associated with the Business;

            (l) All of the Seller's intangible rights with respect to claims for warranties or defects of workmanship, manufacturing or design against third parties relating to any Transferred Assets; and

            (m) All rights which the Seller possesses to use the corporate name "Control Resources Corporation" in connection with the Business.

            2.2 Excluded Assets. The Seller shall retain, and the Buyer shall not purchase, the assets of the Seller set forth in Schedule 2.2 hereto (collectively, the "Excluded Assets"), all of which shall remain the exclusive property of the Seller, free and clear of any claim of the Buyer except as provided for herein.

            2.3 Assumption of Liabilities by the Buyer. On the Closing Date, subject to the terms and conditions of this Agreement, the Buyer shall unconditionally and irrevocably assume, and agrees to pay, perform and discharge, the Assumed Liabilities as they existed at the Closing Date and as they have existed or shall exist after the Closing Date (whether fixed or contingent, arising by law or by contract or otherwise). The Buyer shall not assume those liabilities specifically set forth on Schedule 2.3 (the "Excluded Liabilities"). The Excluded Liabilities shall remain the obligation of the Seller.

            2.4 Purchase Price. (a) Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Transferred Assets (including the Assumed Liabilities), the Buyer shall deliver to the Seller an aggregate purchase price (the "Purchase Price") equal to the following:

                                    i.  At the Closing, the sum of $3,100,000,
payable by wire transfer, in immediately available funds, to an account which the Seller shall designate in writing to the Buyer, in lawful money of the United States of America (the "Closing Cash Payment");

                                    ii. At the Closing, an interest bearing Note
from the Buyer (the "Note") in the form of Exhibit 2.4 in the principal amount of $4,546,842. The principal amount of such Note shall be (i) decreased by the amount of cash reflected in the Closing Date balance sheet of the Seller, and
ii. increased or decreased, as the case may be, on a dollar for dollar basis by the difference, if any, between the Net Working Capital reflected on the unaudited balance sheet of the Seller as of February 29, 2000, (as included in Exhibit 1.1 hereto) and the Net Working Capital reflected on the balance sheet of the Seller as of the close of business on the Closing Date as prepared by the Buyer and audited by PriceWaterhouseCoopers LLP at the Buyer's sole cost and expense. Such Closing Date balance sheet shall be prepared from the books and records of the Business in accordance with GAAP on a basis consistent with the audited Financial Statements described in Section 2.4(a)(iii). The audit of said Closing Date balance sheet shall be completed not later than 60 days after the Closing Date and the Note shall be reissued as soon as practicable after the completion of such audit in order to reflect the final principal amount as adjusted pursuant to this Section 2.4(a)(ii).

                                    iii. The income statement of the Seller for
the year ending December 31, 1999 and the accompanying balance sheet of the Seller as at such date shall be audited by PriceWaterhouseCoopers LLP at the Buyer's sole cost and expense and such audit shall be completed not later than 60 days after the Closing Date. At the Buyer's option, the financial statements of the Seller for the periods ending December 31, 1998 and December 31, 1997 may be audited by PriceWaterhouseCoopers LLP at the Buyer's sole cost and expense and the Seller and/or P-COM shall reasonably assist the Buyer for a period of 180 days after the Closing Date in the conduct of such audit. In the event of any proposed adjustments resulting from the audit of the Financial Statements for the period ending December 31, 1999 or the Closing Date balance sheet of the Seller, the Buyer shall provide the Seller with direct access to PriceWaterhouseCoopers LLP for the purpose of resolving any dispute regarding such adjustments, in the same manner and timely fashion that the Seller would have had if the Seller had engaged PriceWaterhouseCoopers LLP to perform such audit. It is recognized that time is of the essence and all parties shall cooperate in the resolution of such dispute.

                                    iv. The principal amount of the Note and any
interest payable thereon, shall, at the option of the Buyer, be paid by the Buyer either: (i) on or before September 15, 2000 by wire transfer of immediately available funds to an account which the Seller shall designate in writing to the Buyer in an amount equal to the full amount due, or (ii) on September 15, 2000 by the (a) issuance to the Seller of registered shares of common stock of PDYN with the number of such shares based on the average closing price of PDYN's common stock on the 7 business days immediately preceding the day such shares of common stock of PDYN are delivered by PDYN to the Seller, and
(b) delivery of a good check to the Seller for the difference between the total value of such shares and the full amount due under the Note.

            (b) Should the total of (i) the Net Revenue Value of invoiced amounts for shipments of NetPath equipment to AT&T during the year 2000, plus
(ii) the Net Revenue Value of the Seller's NetPath equipment which is ordered by AT&T prior to December 15, 2000 with a requested delivery date, including any requested extensions thereof, which is within the Buyer's standard lead time for such products, during the year 2000 and not delivered by the Buyer before December 31, 2000, plus (iii) Net Revenue Value for billings to AT&T for Path View and/or Path View based services during the year 2000, be in excess of $12,000,000, no later than January 15, 2001 the Buyer shall make an additional payment to the Seller of $1,500,000, which payment may, at the option of the Buyer, be made either by (a) issuance to the Seller of registered shares of common stock of PDYN having an aggregate value of not less than $1,500,000 computed on the basis of the average closing price of PDYN's common stock on the 7 business days immediately preceding the day such shares of common stock of PDYN are delivered by the Buyer to the Seller, or (b) by wire transfer of immediately available funds to an account which the Seller shall designate in writing to the Buyer in an amount equal to the full amount due

            (c) Within 90 days of the determination of the final Purchase Price, the Buyer shall prepare a schedule allocating the Purchase Price among the Transferred Assets for the Seller's review (the "Allocation Schedule"). Within 15 days after the receipt of such Allocation Schedule, the Seller will propose to the Buyer any changes to such Allocation Schedule (and in the event no such changes are proposed in writing to the Buyer within such time period, the Seller will be deemed to have agreed to, and accepted the Allocation Schedule). The Buyer and the Seller shall endeavor in good faith to resolve any differences with respect to the Allocation

Schedule. If the Buyer and the Seller are unable to resolve any differences, then any remaining disputed matters will be finally and conclusively determined by an independent accounting firm of recognized national standing selected by the Buyer and the Seller. The allocation in the Allocation Schedule will comply with the requirements of Section 1060 of the Code. The Buyer and the Seller each agrees to file IRS Form 8594 and Tax Returns in accordance with the Allocation Schedule.

                                   ARTICLE III

                                     CLOSING

            3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the first to occur of: (i) June 1, 2000, or (ii) four days following the date on which all of the conditions set forth in Article VII hereto have been fulfilled, or (iii) such other date as agreed by the Buyer and the Seller (such date, the "Closing Date"). The Closing shall be held at 10:00 a.m., local time, on the Closing Date at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038 or such other place as agreed between the Buyer and the Seller.

            3.2 Seller's Deliveries at the Closing. At the Closing, the Seller shall deliver to the Buyer bills of sale, deeds, endorsements, assignments and all other instruments of transfer, reasonably satisfactory in form and substance to the Buyer and its counsel, as shall be effective and necessary to vest in the Buyer all of the Seller's interest in and title to the Transferred Assets, together with the certificates and other agreements contemplated by Article VII.

            3.3 Buyer's Deliveries at the Closing. At the Closing, the Buyer shall deliver to the Seller (i) the Closing Cash Payment and the Note, as provided in Section 2.4 and (ii) the certificates, agreements, and other documents contemplated by Article VII.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE SELLER AND P-COM

            The Seller hereby represents and warrants to the Buyer as follows:

            4.1 Organization of Seller. The Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. The Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business or its ownership of property makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect.

            4.2 Authorization. Each of the Seller and P-COM hereby represents and warrants to the Buyer that each of the Seller and P-COM has all necessary corporate power and authority to enter into this Agreement and each has taken all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Seller and P-COM and, assuming the due execution and delivery of this Agreement by the Buyer, is a legal, valid and binding obligation of the Seller and P-COM, enforceable against the Seller and P-COM in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            4.3 Financial Statements. The Seller has delivered to the Buyer the Financial Statements. The Financial Statements are true, correct and complete, are based on the books and records of the Business, fairly present the financial condition and, results of operations and cash flow of the Business, as of the dates and for the periods indicated therein, and have been prepared in accordance with GAAP.

            4.4 Absence of Certain Changes. (a) Since December 31, 1999, there has not been any change in the Business, Transferred Assets, or Assumed Liabilities except for (i) changes contemplated hereby or relating to the transactions contemplated hereby, (ii) changes in the ordinary course of business, and (iii) changes which have not, individually or in the aggregate, had a Material Adverse Effect.

            (b) Since December 31, 1999, the Seller has not declared, set aside, or paid any dividends or made any other payments (whether in cash, stock or property) in respect of any of the Seller's capital stock.

            4.5 Title to Transferred Assets, Right to Convey. The Seller has good and marketable title to, or valid and subsisting leasehold interests in, all of the Transferred Assets to be conveyed by it, free and clear of all liens, claims and encumbrances of every kind and nature, and will convey the same to the Buyer, subject however to the following, all of which is set forth in
Schedule 4.5:

            (a) liens for taxes and assessments not yet due and payable;

            (b) liens for taxes, assessments, charges and other claims the validity of which the Seller is contesting in good faith;

            (c) the Contracts being subject to the Seller's obligations thereunder and to the rights and obligations of the other parties thereto;

            (d) the Seller not having exclusive right and title to the Seller's trade names and style names included in the Intellectual Property Rights; and

            (e) the existence of imperfections of title, exceptions, liens, security interests, claims, and other charges and encumbrances which do not interfere materially with the Seller's present use or ownership of any of the Transferred Assets or the conduct and operation of the Business taken as a whole.

            4.6 Contracts and Commitments.

            (a) The Leases listed on Schedule 2.1(a) include all leases for the Leased Real Property, and copies thereof have been furnished to the Buyer. The Seller hereby represents that it is the lessee under the Leases listed on
Schedule 2.1(a). Except as set forth in Schedule 2.1(a), the Seller's interest in the Leases is free and clear of any mortgages and liens, and is not subject to any deeds of trust, assignments, subleases or rights of any third parties known to or created or permitted by the Seller.

            (b) The Contracts set forth in Schedule 2.1(c) include all material leases for personal property, contracts and commitments related to the conduct of the Business and the operation of the Transferred Assets. Copies of the Contracts have been made available to the Buyer.

            (c) Except as set forth in Schedule 4.6(c), all Contracts and the Leases are in full force and effect, valid and existing and binding, and each of them is, to the Seller's knowledge, binding upon and enforceable against the parties thereto in accordance with their respective terms other than those Contracts and the Leases the failure of which to be in full force and effect, valid or existing or binding or enforceable, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Seller, nor, to the Seller's knowledge, any other party to such Contract or the Leases, is in default under the terms thereof, and, to the Seller's knowledge, there exists no condition which, after notice or lapse of time or both, would constitute such a default, other than those defaults which, individually, or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Schedule 4.6(c), no consents to the assignment to the Buyer of any such Contracts or the Leases are required and the assignment of such Contracts or Leases will not cause a breach, default or event of default under any such Contract or Lease.

            (d) Except as set forth in Schedule 4.6(d), neither the Seller nor its Affiliates are parties to any written or oral:

                                    (i) contracts materially affecting the
Business and not made in the ordinary course of business;

                                    (ii) contracts containing covenants
limiting, in a manner which is material to the Business, its freedom to engage in any line of business in any geographic area or to compete with any Person;

                                    (iii) contracts for employment or to employ,
in connection with the Business, including without limitation contracts to employ executive officers and other contracts with officers or directors of the Seller, which can not be terminated by the Seller upon notice of sixty days or less without penalty or premium.

                                    (iv) agreement, contract, or commitment for
the future purchases of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services used in the conduct of the Business involving in any one case $10,000 or more; or

                                    (v) agreement, contract or commitment to
sell or supply products or to perform maintenance, services or similar duties in connection with the Business involving in any one case $10,000 or more.

            (e) Except as set forth on Schedule 4.6(e), there exists no actual or, to the knowledge of the Seller, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have a Material Adverse Effect on the business or condition, financial or otherwise, of the Business, including without limitation: (i) the business relationship of the Seller with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of the Business, (ii) the requirements of any customer or related group of customers of the Seller whose purchases individually or in the aggregate are material to the operations and financial condition of the Business, or (iii) the business relationship of the Seller with any material supplier to the Business.

            4.7 No Conflict or Violation. Except as set forth in Schedule 4.7, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of the Seller or its Affiliates, (b) a breach of, or a default under, or a right to accelerate with respect to, the Leases, any Contract, commitment or other obligation to which the Seller or its Affiliates is a party or is subject or by which any of the Transferred Assets are bound, which would have a Material Adverse Effect, or interfere in any material way with the ability of the Seller or its Affiliates to consummate the transactions contemplated by this Agreement, (c) a violation by the Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which would have a Material Adverse Effect, or would interfere in any material way with the ability of the Seller to consummate the transactions contemplated by this Agreement, or (d) the creation of any lien, charge, or encumbrance upon any of the Transferred Assets, or result in the acceleration of the maturity of any payment date of any of the Assumed Liabilities, or increase or adversely effect the obligations of the Seller under any of the Assumed Liabilities.

            4.8 Consents and Approvals. To the Seller's knowledge, except as set forth in Schedule 4.8, no consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by the Seller or its Affiliates on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (i) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not interfere in any material way with the ability of the Seller to consummate the transactions contemplated by this Agreement or would not have a Material Adverse Effect or (ii) for those requirements which become applicable to the Seller as a result of the specific regulatory status of the Buyer or as a result of any other facts that specifically relate to the business or activities in which the Buyer is or proposes to be engaged.

            4.9 Litigation. Except as set forth in Schedule 4.9, there is no action, order, writ, injunction, judgment or decree outstanding, or suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for any officers, employees or agents of the Seller employed in connection with the Business (collectively, "Personnel") , which have been previously disclosed to the Buyer), arbitration, investigation or reported claim, pending or, to the Seller's knowledge, threatened, before any court, governmental entity or arbitrator (collectively, "Actions"), relating to
(i) the Business or the Transferred Assets, (ii) any benefit plan for Personnel or any fiduciary or administrator thereof or (iii) the transactions contemplated by this Agreement. Nor is the Seller in default under or in violation of any order, writ, injunction, or decree of any court, governmental entity or arbitrator, affecting the Business or the Transferred Assets.

            4.10 Compliance with Law; Permits and Licenses. (a) Except as set forth in Schedule 4.10(a), to the Seller's knowledge, the Seller has not received notice of any material, unremedied violation of any applicable law, rule, regulation, order, writ or decree of any court or any governmental agency or instrumentality (collectively, "Regulations"), where the consequences of such default or violation would have a Material Adverse Effect.

            (b) Except as set forth in Schedule 4.10(b), the Seller holds all governmental or regulatory licenses, permits and authorizations necessary for the ownership and conduct of the Business in each of the jurisdictions in which the Business is presently being conducted or operated, and such governmental or regulatory licenses, permits and authorizations are in full force and effect, except where the failure to hold any thereof or the failure of any thereof to be in full force and effect would not have a Material Adverse Effect.

            4.11 Brokers. Except for an agreement between P-COM and CIBC Oppenheimer Corp., neither the Seller nor any of its Affiliates has employed, or is subject to any valid claim of, any broker, finder, investment banker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions.

            4.12 Intellectual Property Rights. (a) The Seller owns, or is licensed or otherwise entitled to exercise, without restriction (other than pursuant to applicable law and the terms of each such license) the Intellectual Property Rights without any conflict or infringement of the rights of others and upon the consummation of the transactions contemplated by this Agreement, the Buyer will own or have the uncontested right to use the Intellectual Property Rights. Except as set forth in Schedule 4.12(a), all Intellectual Property Rights and registrations, applications and agreements related thereto of the Seller and any of its Affiliates which are necessary for the operation of the Business are fully assignable to the Buyer without the consent of any third party.

            (b) Schedule 2.1(e) also lists (i) all patents and all registered copyrights, trade dress, trade names, trademarks, service marks and other company, product or service identifiers and work rights included in the Intellectual Property Rights, and specifies the jurisdictions in which each such Intellectual Property Right has been registered, including the respective registration numbers; (ii) all licenses, sublicenses and other agreements as to which the Seller is a party and pursuant to which the Seller or any other Person is authorized to use any Intellectual Property Right except for licenses for software which is generally available; and (iii) if applicable, all parties to whom the Seller has delivered copies of the Seller source code, whether pursuant to an escrow arrangement or otherwise, or parties who have the right to receive such source code. Copies of all such licenses, sublicenses, and other agreements identified pursuant to clause (ii) above have been delivered by the Seller to the Buyer.

            (c) The Seller is not, or as a result of the execution and delivery of this Agreement or the performance of the Seller's obligations hereunder will not be, in violation of, or lose or in any way impair any material rights pursuant to any license, sublicense or agreement described in Schedule 2.1(e).

            (d) The Seller is the absolute owner or licensee of, with all necessary right, title and interest in and to (free and clear of any liens, encumbrances or security interests), the Intellectual Property Rights and has rights to the use, sale, license or disposal thereof or the material covered thereby in connection with the services or products in respect of which the Intellectual Property Rights are being used, sold, licensed or disposed of. Except as described in Schedule 2.1(e), the Seller has taken all commercially reasonable actions and made all applicable applications and filings pursuant to applicable laws to perfect or protect its interests in such Intellectual Property Rights.

            (e) To the Seller's knowledge, no claims with respect to the Intellectual Property Rights have been asserted or are threatened, written or otherwise, by any Person, and there are no claims (i) to the effect that the manufacture, marketing, license, sale, offer for sale, import or use of any product or service as now used or offered or proposed for use or sale by the Seller infringes any copyright, patent, trademark, trade secret or other intellectual property right of any third party or violates any license or agreement with any third party; (ii) contesting the right of the Seller to use, sell, license or dispose of any Intellectual Property Rights; or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property Rights.

            (f) There has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including, without limitation, any service provider of the Seller; the Seller has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights of other intellectual property rights and which has not been finally terminated prior to the date hereof; there are no such charges or claims outstanding; and the Seller does not have any infringement liability or threat thereof, written or otherwise, with respect to any trademark, service mark, copyright, registered patent or other intellectual property right of another.

            (g) No Intellectual Property Right is subject to any outstanding order, judgment, settlement agreement, decree, or, except as provided for in the terms of the relevant license, stipulation or agreement restricting in any manner the licensing thereof by the Seller. The Seller has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property Right owned by the Seller. The Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property Rights owned by the Seller.

            (h) Except as set forth in Schedule 4.12(h), no royalties or fees are payable by the Seller to anyone for use of the Intellectual Property Rights.

            (i) All Intellectual Property Rights owned by the Seller or its Affiliates have been (i) developed by employees of the Seller or its Affiliates,
(ii) developed by independent contractors or (iii) was acquired from a third party. Except as described on Schedule 4.12(i), every current and for the last five years every former officer, director, consultant, independent contractor or employee of the Seller has entered into an agreement that requires such officer, director, consultant, independent contractor or employee to assign to the Seller any interest in any Intellectual Property Rights created by such Person in the course of his or her engagement with the Seller that relates to the Business and to keep confidential any trade secrets, proprietary data or other proprietary business information of the Seller and to the Seller's knowledge, no such officer, director, consultant, independent contractor or employee is in breach of his, her or its obligations pursuant to any such agreement, nor is a party to any other agreement that requires such individual to assign any interest in any Intellectual Property Rights created by such Person in the course of his or her engagement with the Seller that relates to the Business to any Person other than the Seller, or to keep confidential any trade secrets, proprietary data, customer information or other business information of any Person other than the Seller.

            4.13 Employee Plans. Any Plan required to be qualified under Section 401(a) of the Code has either obtained a favorable determination letter as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. To the extent any Plan with an existing determination letter from the IRS must be amended to comply with the applicable requirements of the Tax Reform Act of 1986 and subsequent legislation, the time period for effecting such amendments will not expire prior to the consummation of the transactions contemplated by this Agreement. The Seller has furnished to the Buyer copies of the Plans and related Plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and to the extent still in its possession any material employee communications relating thereto) and, where applicable, will provide, as soon as practicable hereafter, copies of the most recent IRS determination letters and Forms 5500 with respect to any such Plan. Each Plan has been maintained and administered in all respects in compliance with its terms (whether written or otherwise), with any oral written representations made to any participant or beneficiary by or on behalf of P-COM or any affiliate of P-COM, and with the requirements prescribed by all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan, except to the extent noncompliance would not have a Material Adverse Effect on the Seller's obligations and liabilities arising from such Plan or related provisions of ERISA and the Code. No suit, administrative proceeding, action or other litigation has been brought or is threatened against or with respect to any such Plan, including any audit or inquiry by the IRS or United States Department of Labor. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued.

            No Plan is a "defined benefit plan" within the meaning of Section 414(j) of the Code.

            Neither P-COM nor any ERISA Affiliate of P-COM maintains or contributes to or, within the past six years has maintained or contributed to, or been required to maintain or contribute to, any "defined benefit plan" (as defined in Section 414(j) of the Code), including any multiemployer plan within the meaning of Section 3(37) of ERISA.

            Except as specifically set forth in this Agreement, neither the Buyer nor any ERISA Affiliate of the Buyer shall have any liability or obligation with respect to (i) employment-related liabilities, whether contingent or otherwise, arising out of any individual's employment or working relationship with the Seller or any ERISA Affiliate of the Seller; or (ii) any Plan.

            4.14 Taxes. Except as set forth on Schedule 4.14, (a) and except for such Tax Returns the failure of which to be timely filed would not have a Material Adverse Effect, as of the date hereof and as of the Closing Date, all Tax Returns relating to the Transferred Assets required to be filed by or on behalf of the Seller or its Affiliates have been duly filed, or extensions have been obtained, and all taxes, assessments, and levies shown thereon to be due and payable, have been paid.

            (b) There are no pending federal or state tax disputes in which the Seller or its Affiliates, with respect to the Business, are alleged to be liable or in which the Seller or its Affiliates are claiming a refund.

            (c) All taxes required to be withheld prior to the Closing Date from employees of the Seller or its Affiliates engaged in the Business for income taxes and social security taxes have been properly withheld and, if required prior to the Closing Date, have been deposited with the appropriate governmental agency.

            (d) Except for any Transfer Taxes covered by Section 8.10 of this Agreement, the Seller has fully paid all sales, use and withholding Taxes, the non-payment of which may give rise to successor liability under state law.

            4.15 Environmental and Other Regulations. (a) Except as set forth in
Schedule 4.15(a), to the Seller's knowledge, the Seller is in compliance with all applicable laws and regulations relating to pollution and environmental control with respect to the Business or the Transferred Assets in all jurisdictions in which the Seller is presently operating the Business, other than those laws or regulations which are being contested by the Seller in good faith and by appropriate proceedings and except where failure to be in compliance would not have a Material Adverse Effect.

            (b) Except as set forth in Schedule 4.15(b), to the Seller's knowledge, the Seller is in compliance with all applicable laws and regulations relating to equal employment opportunity and employee health and safety with respect to the Business or the Transferred Assets in all jurisdictions in which the Seller is presently operating the Business, other than those laws or regulations which are being contested by the Seller in good faith and by appropriate proceedings and except where failure to be in compliance would not have a Material Adverse Effect.

            (c) With respect to the Business, there are no actions, suits, claims, arbitration proceedings, or complaints pending or, to the Seller's knowledge, threatened by any governmental authority, municipality, community, citizen, or other entity, against the Seller relating to environmental protection, compliance with environmental laws, or the condition of the Leased Real Property, nor is the Seller aware of any unasserted action, suit, claim, proceeding, or complaint the assertion of which is probable.

            (d) With respect to the Business, no lien has arisen or any of the Transferred Assets under or as a result of any federal, state or local law, rule or registration relating to environmental protection.

            4.16 Labor Matters. (a) Neither the Seller nor its Affiliates is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by them in connection with the operation of the Business.

            (b) The Seller and its Affiliates, with respect to the Business, is in material compliance with all applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of the Seller's employees, including applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, and social security laws. Except as set forth on Schedule 4.16(b), with respect to the Business, to the Seller's knowledge, there are no pending or threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; workers' compensation; wrongful termination, negligent hiring, immigration or any other claim based on the employment relationship or termination of the employment relationship. With respect to the Business, to the Seller's knowledge the Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing.

            4.17 Insurance. Schedule 4.17 sets forth a list of the insurance policies providing insurance coverage for the Business and the Transferred Assets. Each of such policies is issued in favor of the Seller and is valid, existing and binding and in full force and effect. There are no outstanding requirements or written recommendations by any current insurer or underwriter with respect to the Business or the Transferred Assets which require or recommend changes in the conduct of the Business, or require any repairs or other work to be done with respect to any of the Transferred Assets or operations of the Business.

            4.18 Sufficiency of Transferred Assets. Except as set forth in
Schedule 4.18, the Transferred Assets constitute substantially all the assets of the Seller used in the Business as conducted by the Seller prior to the date hereof, and constitute all the rights and assets necessary to conduct the Business in the ordinary course as presently conducted by Seller.

            4.19 Inventory. Schedule 4.19 lists all inventory owned by the Seller as of December 31, 1999, including goods supplied to the Seller by suppliers, goods on consignment and all other goods customarily sold by the Seller (whether located on the premises of the Seller, in transit to or from such premises, in other storage facilities, or otherwise), and identifies whether such inventory is owned by the Seller free and clear of any liens, claims, charges and encumbrances or held on consignment (collectively, the "Inventory"). The Inventory is valued at cost (determined on a first-in first-out basis) or market, whichever is lower, with allowances for excess and obsolete materials and materials below standard quality determined in accordance with GAAP consistently applied. The quality and quantity of the Inventory is such that the Inventory is, in all material respects readily usable and saleable in the ordinary course of the business of the Seller, except such amounts as are reserved in accordance with GAAP consistently applied. All Inventory materially in excess of reasonable estimated requirements for the Seller based on current operations for the calendar year 2000 is set forth in
Schedule 4.19.

            4.20 Suppliers. Schedule 4.20 hereto lists all suppliers of goods to the Seller during the prior two years and the value of goods supplied to the Seller in each such year where such value exceeds $10,000 per annum. Schedule
4.20 also contains a list of each supplier the Seller reasonably expects to purchase goods from, with an aggregate value exceeding $10,000, during the twelve months following the Closing Date. There has not been any event, happening or fact which would lead the Seller to believe any of such suppliers will not continue to supply the current level and type of goods currently being provided to the Seller on similar terms and conditions.

            4.21 Backlog. Schedule 4.21 hereto sets forth as of a date not earlier than 10 days prior to the date hereof, the backlog of orders that the Seller is to ship and contract work to be performed by the Seller. The Seller either possesses sufficient inventory of parts, materials and personnel to produce the same within their scheduled delivery dates or such parts of materials have lead times such that, absent the occurrence of a force majeure event, the Seller can acquire such parts and materials in time to produce and ship such backlog in accordance with its scheduled shipping date.

            4.22 Accounts Receivable. The amount of all accounts receivable of the Seller will be good and collectible in full in the ordinary course of business at the Closing; all accounts receivable arise from bona fide transactions in the ordinary course of business; no contest with respect to the amount or validity of any amount is pending; and none of such accounts receivable is or will on the Closing be subject to any defenses, counterclaim, rights of return, refusals to pay or setoff except to the extent of the allowance therefor recorded in accordance with GAAP. The value at which accounts receivable are carried reflect the accounts receivable valuation policy of the Seller. As of December 31, l999 and as of the Closing, except as set forth in
Schedule 4.22, there is and will be (i) no account debtor or note debtor delinquent in its payment by more than 45 days, (ii) no account debtor or note debtor that has refused (or threatened to refuse) to pay its obligation for any reason, (iii) no account debtor or note debtor that is insolvent or bankrupt and
(iv) no account receivable or note receivable which is pledged to any third party by the Seller, except as set forth on Schedule 4.22. The Seller holds no deposits from customers and has received no prepaid service contract revenue or other prepaid revenue.

            4.23 Definition of "knowledge". The phrases "to the knowledge of the Seller", "the Seller has not received notice", "to the Seller's knowledge", "the Seller has not been notified" and any other similar phrases as used in this
Article IV refer to the directors and executive officers of the Seller, P-COM and its Affiliates and, as to specific areas which are the subject of the representations and warranties, those employees of the Seller or P-COM having management responsibilities related to such specific areas of the Business.

            4.24 Employee Stock Options. The number of outstanding unvested options that the Hired Employees hold pursuant to the P-COM 1995 Stock Option/Stock Issuance Plan (as amended and restated effective as of April 1997) as reflected in Schedule 7.1(e) is correct in all material respects.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer hereby represents and warrants to the Seller as follows:

            5.1 Organization of the Buyer. The Buyer is duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

            5.2 Authorization. The Buyer has all necessary corporate power and authority to enter into this Agreement and has taken all corporate action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Buyer and, assuming the due execution and delivery of this Agreement by the Seller, is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

            5.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of the Buyer, (b) a breach of, or a default under, or a right to accelerate with respect to, any term or provision of any contract, commitment or other obligation to which the Buyer or any of its Affiliates is a party or is subject, or (c) a violation by the Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award which would have a Material Adverse Effect on the Buyer.

            5.4 Consents and Approvals. No consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by the Buyer or any of its Affiliates on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not interfere in any material way with the ability of the Buyer to consummate the transactions contemplated by this Agreement or would not have a Material Adverse Effect on the Buyer.

            5.5 Litigation. There is no material action, order, writ, injunction, judgment or decree outstanding, or suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for any officers, employees or agents of the Buyer), arbitration, investigation or reported claim, pending or, to the knowledge of the Buyer, threatened, before any court, governmental entity or arbitrator, which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement or would, if successful, materially and adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement.

            5.6 Brokers. The Buyer has not employed, and is not subject to any valid claim of, any broker, finder, investment banker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions.

            5.7 Purchase for Resale. The Buyer is purchasing the Inventory transferred herein for resale.

            5.8 No Breach by the Seller. As of the date hereof, the Buyer does not know of any condition or event which constitutes or may constitute a material breach by the Seller of the warranties and representations set forth in
Article IV; provided, however, no right of recovery against the Buyer shall accrue to the Seller under this Section 5.8; it being understood, however, that the Seller may use such knowledge as a defense to any claim by the Buyer alleging any breach of the Seller's representations and warranties under Article IV.

            5.9 Organizational Documents. Copies of the Certificate of Incorporation and Bylaws of the Buyer have been delivered to the Seller and such copies are accurate and complete, without any amendment, modification or supplement, as of the date of this Agreement and the Closing Date.

            5.10 Investigation and Evaluation. Execution of this Agreement shall constitute the Buyer's representation that the Buyer has requested and been provided with the opportunity to review and examine originals or copies of such documents of or relating to the Business and the Transferred Assets and the transactions contemplated by this Agreement as the Buyer has deemed necessary or desirable to evaluate the merits of purchasing the Transferred Assets and assuming the Assumed Liabilities and the Buyer has made its determination to do so solely based upon its own analysis. The Buyer understands and agrees that the Seller makes and has made no representations in connection with the purchase and transfer by the Buyer of the Transferred Assets and Assumed Liabilities other than those expressly contained herein, which have been relied upon by the Buyer in entering into this Agreement.

            5.11 SEC filings. PDYN has timely filed all SEC Reports required to be filed by PDYN and has made such SEC Reports available to the Seller. The SEC Reports (i) as of their respective dates were duly prepared in accordance with the rules and regulations of the SEC applicable to such SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                ACTIONS BY SELLER AND BUYER PRIOR TO THE CLOSING

            6.1 Conduct of Business. (a) The Seller covenants and agrees that, from the date hereof through the Closing Date, the Seller shall conduct the Business only in the ordinary course and in a manner consistent with the current practice of the Business.

            (b) Except as contemplated by this Agreement, from the date hereof through the Closing Date, the Seller shall not, without the consent of the Buyer, purchase or acquire any assets or properties, whether real or personal, tangible or intangible, that if acquired would be a Transferred Asset hereunder, and shall not sell, pledge, dispose of or encumber any of the Transferred Assets, the sale, pledge, disposition or encumbrance of which would have a Material Adverse Effect, except in the ordinary course and in a manner consistent with current practice of the Business.

            (c) The Seller covenants and agrees that, from the date hereof through the Closing Date, the Seller shall maintain the Transferred Assets in their present order and condition, reasonable wear and use excepted, and deliver the Transferred Assets to the Buyer on the Closing Date in such condition.

            (d) The Seller covenants and agrees that, from the date hereof through the Closing Date, the Seller shall take all steps reasonably necessary to maintain the Intellectual Property Rights and other intangible assets of the Seller.

            (e) From the date hereof through the Closing Date, the Seller will not adopt any new plan, program, policy or arrangement that, if it existed as of the Closing Date, would constitute a Plan, or substantially modify or amend any existing Plan.

            6.2 Access to Information. From the date hereof through the Closing Date, upon reasonable notice, the Seller shall, and shall cause each of its officers, employees, auditors and agents to (i) afford the Representatives of the Buyer reasonable access, during normal business hours, to the offices, properties, books and records of the Business and (ii) furnish to the Representatives of the Buyer such additional financial and operating data and other information regarding the Business and the Transferred Assets, as the Buyer may from time to time reasonably request for the purpose of consummating the transactions contemplated by this Agreement; provided, however, that such investigation shall not unreasonably interfere with the business or operations of the Seller; and provided further that the Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege.

            6.3 Regulatory and Other Authorizations. (a) Each of the Seller and the Buyer shall use its best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and foreign regulatory bodies and officials that may be or become necessary for the performance of its obligations pursuant to this Agreement and shall cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Neither the Seller nor the Buyer shall take any action that will have the effect of delaying, impairing or impeding the receipt of any required approval.

            (b) If, in order to properly prepare documents required to be filed with governmental authorities or its financial statements, it is necessary that either the Seller or the Buyer be furnished with additional information relating to the Business, the Transferred Assets or Assumed Liabilities and such information is in the possession of the other party, such party agrees to use its best efforts to furnish such information in a timely manner to such other party, at the cost and expense of the party being furnished such information.

            6.4 Bulk Transfer Laws. The Buyer hereby waives compliance by the Seller with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale of the Transferred Assets to, and the assumption of the Assumed Liabilities by, the Buyer.

            6.5 Insurance. Through the Closing Date, the Seller or its Affiliates will continue to maintain insurance policies providing insurance coverage for the Business and Transferred Assets of the kinds, in the amounts and against the risks substantially as are presently provided pursuant to the policies set forth on Schedule 4.17 for the Business and the Transferred Assets. After the Closing Date, the Buyer shall provide all insurance coverage for the Business and Transferred Assets.

            6.6 Release from Assumed Liabilities. The Buyer shall, at the request of the Seller, use its best efforts to obtain promptly the release of the Seller from any Assumed Liabilities if it can do so without incurring expense (unless reimbursed by the Seller) or materially increasing its obligations under any of the Assumed Liabilities.

            6.7 Further Action. Each of the Seller and the Buyer shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

            6.8 Non-Assignable Leases, Contracts, and Permits. (a) Nothing in this Agreement shall constitute an agreement to assign any Lease, Contract, or Permit (i) which, by its terms or by law, is not assignable without the consent of the other party or parties to such Lease, Contract, or Permit unless such consent shall have been given, or (ii) if any attempted assignment thereof, without the consent of the other party or parties, would constitute a breach thereof, or would contravene any law or regulation. If any such consent shall not be obtained, then the Seller and the Buyer shall, at the request of the Buyer and at the Buyer's cost, do all things reasonably necessary and cooperate with each other in any legal and reasonable arrangement designed to provide for the Buyer the benefit of any such Lease, Contract, or Permit, including maintaining the Seller's Permits (and any bond or other financial security posted in connection with the issuance thereof) until issuance of similar permits to the Buyer. With respect to any non-assignable customer contracts and orders (including bids) made in the name of the Seller which the Buyer has assumed in accordance with Section 2.3, the Buyer, acting in the capacity of subcontractor, shall complete and deliver to customers the work and products represented by such contracts or orders. In conjunction with the Buyer, and at the Buyer's direction and expense, the Seller shall invoice and collect the accounts receivable for such orders for the Buyer's account, segregate the funds and promptly pay to the Buyer any amounts so collected.

            (b) Notwithstanding the aforementioned, the Seller shall use reasonable commercial efforts to obtain, at its sole cost and expense, prior to the Closing all consents and estoppels which, in the reasonable judgment of the Buyer, are necessary or appropriate for the transfer or assignment of each of the material Transferred Assets and the Business to the Buyer and the consummation of the transactions contemplated hereby. All such consents and estoppels shall be in writing and in form and substance reasonably satisfactory to the Buyer, and executed counterparts thereof will be delivered to the Buyer promptly after receipt thereof but in no event later than the Closing Date.

            6.9 Schedules. The Seller shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that for the purpose of the rights and obligations of the parties, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by the Buyer or to preclude the Buyer from seeking a remedy in damages for losses incurred as a result of such supplemented or amended disclosure, subject to the offsets and limitations set forth in Section 9.3(b). The Seller's obligation to amend or supplement the Schedules shall terminate on the Closing Date.

            6.10 Notification of Changes. Between the date hereof and the Closing Date, the Seller shall promptly notify the Buyer in writing of any change that would have a Material Adverse Effect on the financial condition of the Business, any material damage to or loss of any of the Transferred Assets, or the institution of or, if known by the Seller, the threat of institution of legal, administrative, or other proceedings against the Seller, related to the Business, or the occurrence or existence of any unasserted proceedings known to the Seller that are probable of assertion.

            6.11 Compliance with New Jersey Industrial Site Recovery Act. With respect to the Leased Real Property, the Seller covenants and agrees that it will comply with all applicable provisions of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13: 1K-6 et. seq. ("ISRA"), including, but not limited to: (i) filing all necessary documents with the New Jersey Department of Environmental Protection ("NJDEP") and receiving all necessary approval prior to the Closing to allow the transactions contemplated hereby to proceed prior to full compliance with ISRA; (ii) obtaining all necessary authorizations, consents, orders and approvals from NJDEP; and (iii) completing all necessary post-Closing and remedial activities, if any, required by NJDEP for its approval. The Buyer shall grant the Seller and its representatives access during business hours to conduct any required post-Closing remedial activities and the Seller agrees to indemnify, defend and hold the Buyer harmless for any such activities and take any necessary action to repair, rebuild, reconstruct or otherwise correct, to the reasonable satisfaction of the

Buyer, any further damages or destruction caused by the Seller or its representatives while performing such activities.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

            7.1 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, all or any of which may be waived, in whole or in part, by the
Seller:

            (a) Representations and Warranties; Covenants. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made on and as of the Closing Date, and all the covenants and other obligations contained in this Agreement to be complied with by the Buyer on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have received a certificate of the Buyer to such effect signed by a duly authorized officer thereof;

            (b) No Prohibition. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or the transactions contemplated hereby, or, to the knowledge of any party, any pending or threatened action by any governmental authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or the transactions contemplated hereby;

            (c) Employment Agreements. Effective as of the Closing, the Buyer shall have entered into an employment agreement with each of Steve Klein and Howard Katz on terms reasonably acceptable to Messrs. Klein and Katz, respectively. In addition, the Buyer shall have made an employment offer to each of the individuals whose name is set forth on Schedule 7.1(c) and such offers shall have been accepted by substantially all such individuals; and

            (d) Additional Documents. The Seller shall have received such additional documents, certificates, payments, assignments, transfers and other deliveries as it or its counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

            (e) Employee Stock Options. On or before the Closing Date, the Buyer shall have either (i) issued to each Hired Employee an option at a price of $17.00 per share to purchase a number of shares of common stock of PDYN equal to the number of outstanding unvested options that the Hired Employee had held on the Closing Date granted under the P-COM 1995 Stock Option/Stock Issuance Plan (as amended and restated effective as of April 1997), or (ii) assume such outstanding unvested options along with such appropriate adjustments having been made thereto to ensure that the Hired Employees' rights and benefits pursuant to such option are maintained. No action or adjustment shall be taken or made to any such assumed option which is an "incentive stock option" as defined in
Section 422 of the Code, which would result in a

"modification" (as such term is defined in Section 424 of the Code) resulting in such option ceasing to qualify as an incentive stock option. P-COM agrees not to issue more options under the P-COM 1995 Stock Option/Stock Issuance Plan (as amended and restated effective as of April 1997). Schedule 7.1(e) sets forth the number of unvested options for each Hired Employee as of March 31, 2000.

            7.2 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, all or any of which may be waived, in whole or in part, by the
Buyer:

            (a) Representations and Warranties; Covenants. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made on and as of the Closing, and all the covenants and other obligations contained in this Agreement to be complied with by the Seller on or before the Closing Date shall have been complied with in all material respects, and the Buyer shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

            (b) No Prohibition. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or the transactions contemplated hereby or to obtain substantial damages from the Buyer, in respect of the consummation of the transactions contemplated hereby, or, to the knowledge of any party, any pending or threatened action by any governmental authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or the transactions contemplated hereby or, which seeks to enjoin the operation of all or a material portion of the Business or the Transferred Assets, which, in the reasonable judgment of the Buyer, would make it inadvisable to consummate the transactions contemplated by this Agreement;

            (c) Consents. The Seller shall have obtained and delivered to the Buyer the consents and approvals set forth on Schedule 4.8;

            (d) Employment Agreements. Effective as of the Closing, Steve Klein and Howard Katz shall have each entered into an employment agreement with the Buyer on terms reasonably acceptable to the Buyer;

            (e) Additional Agreement. Effective as of the Closing, Bruce O'Pray shall have entered into an agreement with the Buyer, on terms reasonably acceptable to the Buyer, whereby Mr. O'Pray agrees not to compete with the Buyer or solicit employment for any Hired Employees or other employees of the Buyer.

            (f) Leases. The Seller shall have obtained the written consent of each lessor of the Leased Real Property to the assignment of the Leases to the Buyer and the Seller shall have delivered copies of such consents to the Buyer;

            (g) Certified Resolutions and Incumbency. The Buyer shall have received a certificate of the Secretary or Assistant Secretary of the Seller containing a true and correct copy of the resolutions duly adopted by the Seller's board of directors, approving and authorizing the execution and delivery of this Agreement and related documents and the transactions contemplated hereby and thereby. The Secretary or Assistant Secretary of the Seller shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect. In addition, the Buyer shall have received a certificate of incumbency of each of the Seller and P-COM executed by an executive officer and Secretary or Assistant Secretary of the Seller and P-COM, respectively, listing the officers of the Seller and P-COM authorized to execute this Agreement and the instruments of transfer on behalf of the Seller, certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of each of the Seller and P-COM in connection with the consummation of the transactions contemplated herein;

            (h) Instruments of Transfer. The Seller shall have delivered to the Buyer such warranty deeds, quitclaim deeds, bills of sale, motor vehicle titles, endorsements, assignments, licenses, and other good and sufficient instruments of conveyance and transfer and any other instruments reasonably deemed appropriate by counsel to the Buyer all in form and substance reasonably satisfactory to counsel to the Buyer to vest in the Buyer all of the Seller's rights, title, and interest with respect to the Transferred Assets, free and clear of all liens, charges, encumbrances, pledges, or claims of any nature;

            (i) Condition of Transferred Assets. On the Closing Date, all of the Transferred Assets shall be in substantially the same condition as at the close of business on the date hereof, except for ordinary use and wear thereof and changes occurring in the ordinary course of business or expressly permitted by this Agreement between the date hereof and the Closing Date, and the Buyer shall have received a certificate dated as of the Closing Date, executed by an authorized officer of the Seller to such effect; provided, however, if on or prior to the Closing Date any of the Transferred Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of the Seller (whether or not similar to the foregoing) to an extent which, in the reasonable opinion of the Buyer, materially affects the value of the Transferred Assets, taken as a whole, the Buyer shall have the right either (a) to terminate this Agreement and all of the Buyer's obligations hereunder without incurring any liability to the Seller as a result of such termination or (b) to consummate the transactions provided for herein and be paid the full amount of all insurance proceeds, if any, paid or payable to the Seller, in respect of such loss plus an amount up to a maximum of $500,000 equal to any deductible or co-insurance reserve applicable to such loss. If under the circumstances described in the foregoing sentence, the Buyer shall elect to consummate the transactions provided for herein, the Seller shall, on demand, pay to the Buyer the full amount of any insurance proceeds received by the Seller in respect of any such loss, together with up to a maximum of $500,000 of any deductible or co-insurance reserve applicable to such loss; and

            (j) Additional Documents. The Buyer shall have received such additional documents, certificates, payments, assignments, transfers and other deliveries as it or its counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

            (k) Certificate of Non-foreign status and State Tax Clearance Certificates. The Seller shall have delivered to the Buyer a duly executed certificate stating that the Seller is not a "foreign person" for purposes of
Section 1445 and Section 897 of the Code.

            (l) Proprietary Information and Inventions Agreement of P-COM. P-COM and the Seller shall have assigned and transferred to the Buyer any and all Intellectual Property Rights they may own and be entitled to pursuant to the terms of such Proprietary Information and Inventions Agreements P-COM and the Seller have entered into with any employee of the Seller.

                                  ARTICLE VIII

                           ACTIONS BY SELLER AND BUYER
                                AFTER THE CLOSING

            8.1 Confidentiality. The Confidentiality Agreement dated February 16, 2000 between the Seller and the Buyer and attached as Exhibit 8.1 (the "Confidentiality Agreement") is incorporated by reference herein and shall continue in full force and effect through the Closing Date. The definition of "Confidential Information" contained in the Confidentiality Agreement is hereby amended to include this Agreement, all Schedules and Exhibits to this Agreement, and all information obtained from the Seller pursuant to Section 8.3

            8.2 Employment of Seller's Personnel. (a) The Buyer shall offer to employ beginning immediately after the Closing Date, at rates of compensation not less than the Seller's rates of compensation as in effect on the Closing Date, but otherwise in accordance with the normal hiring practices and policies of the Buyer and PDYN, all of the Seller's employees listed on Schedule 8.2(a) and shall employ all of the Seller's employees who accept such offer of employment. The Seller shall use its best efforts between the date hereof and the Closing Date to make all of its employees available for employment by the Buyer. Such employees who are hired by the Buyer shall be referred to herein as "Hired Employees."

            (b) Each Hired Employee of the Seller who, from and after the Closing Date, is employed by the Buyer and who is subsequently involuntarily terminated by the Buyer (other than for Cause) before the first anniversary of the Closing Date, shall be subject to the terms and conditions of the Paradyne/CRC Special Severance Plan, a description of which is attached hereto as Exhibit 8.2(b)(i) (the "Severance Plan"). The terms of the Severance Plan shall be applicable to the Hired Employees for a period of one year from the date of beginning employment with the Buyer and during such time shall be determinative of any severance arrangements for all Hired Employees. Following the one year period from the date of employment by the Buyer, all such Hired Employees shall then be subject to the Buyer's relevant severance plans and the Severance Plan shall be of no further force and effect. For purposes of computing any severance payments owed to a Hired Employee under this Section 8.2(b), it shall be deemed that such employee commenced his or her employment with the Buyer on the date such employee commenced his or her employment with the Seller, as determined from the employment records transferred to the Buyer pursuant to this Agreement. In accordance with the Severance Plan, certain severance payments described in the Severance Plan shall be conditioned upon the affected Hired Employees' execution of a Termination Agreement, Waiver and Release of Claims in the form attached hereto as Exhibit 8.2(b)(ii). The Buyer agrees that (i) the


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principal office described in the Severance Plan is located in Fair Lawn, New
Jersey, (ii) for purposes of the Severance Plan, the Buyer does not now or currently intend to have any facilities within 50 miles of Fair Lawn, New Jersey, (iii) the Buyer will not materially amend, modify or terminate, the Severance Plan, and (iv) the Buyer will not materially amend or modify the Termination Agreement, Waiver and Release of Claims.

            (c) In addition to any severance payments owed to any Hired Employee pursuant to Section 8.2(b) above, if any Hired Employee who is named on Schedule 8.2(c) is involuntarily terminated by the Buyer (other than for Cause) before the first anniversary of the Closing Date, such employee shall receive from the Buyer at the time of such termination an additional severance payment equal to the amount set forth opposite such Hired Employee's name on Schedule 8.2(c). The costs incurred, directly or indirectly, in connection with the termination or severance after the Closing Date of any Hired Employee shall be borne exclusively by the Buyer. However, the Seller shall be responsible for any and all costs incurred, directly or indirectly, in connection with the termination or severance of any employee of the Seller set forth on Schedule 8.2 (a) who is not a Hired Employee.

            (d) The Seller shall be responsible for complying with the requirements of Section 4980B of the Code and Part VI of Title I of ERISA for the employees of the Seller or any Affiliate of the Seller (including the Hired Employees) and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Section 4980B of the Code) occurs on or prior to the Closing Date.

            (e) The Buyer shall be solely responsible for employment-related liabilities arising out of the Hired Employees' employment or working relationship with the Buyer.

            (f) As to any Plan that is a tax-qualified defined contribution retirement plan, the Seller shall, effective no later than the Closing Date, fully vest all Hired Employees in their benefits thereunder. Within 90 days after the Closing Date, the Seller shall make eligible rollover distributions (within the meaning of Section 402(c) of the Code) from any such plan available to the Hired Employees, except that if the Seller elects to first file the plan with the IRS for a favorable determination letter, the Seller must (i) do so within 90 days after the Closing Date, (ii) comply with any reasonable requirements the IRS imposes as a condition of issuing such letter; and (iii) make eligible rollover distributions available within 90 days after the issuance of such letter.

            (g) If any Hired Employee has an unreimbursed balance in his or her medical or dependent care reimbursement accounts as of the Closing Date, the Seller shall continue to reimburse such Hired Employees from their respective accounts for eligible claims the Hired Employee incurs prior to the Closing Date (subject to paragraph (d) above). Any such claims shall be submitted to the Seller or its designee in the manner specified by the Seller by February 28, 2001. Nothing in this Section 8.2(g) shall be deemed to require that the Seller pay dependent care claims after the Closing Date that exceed the balance of the dependent claim claimant's reimbursement account as of the Closing Date.

            (h) The Seller shall be responsible for the payment of all earned but unpaid salaries, bonus, vacation pay, sick pay, holiday pay, and other like obligations (including related


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

taxes) and payments to the employees of the Business for all periods ending on or prior to the Closing Date, other than such of the foregoing that are included in Assumed Liabilities, and the Buyer shall be responsible for all Assumed Liabilities related to such employees. The Seller shall be responsible for the payment of any amounts due to the employees pursuant to any Plans as a result of the employment of its employees, and, in determining bonuses and other similar payments due to the employees for any period ended on or prior to the Closing Date, the Seller shall, if payment thereof will occur after the Closing Date, waive any requirement that such employees be employees of the Seller on the date such bonuses or other similar payments are paid. The Seller shall be responsible for all incurred but unreported or unpaid medical claims occurring prior to the Closing Date and for the cost associated with any hospital confinement which commences prior to the Closing Date. The Buyer shall become responsible for all costs and liabilities attributable to the employees accruing on and after the Closing Date; provided, however, that the Buyer shall not be responsible for (a) liabilities arising under the Plans other than to the extent reflected in the Assumed Liabilities or (b) liabilities associated with any leaves taken prior to the Closing Date in connection with the Family and Medical Leave Act of 1993. Effective on the Closing Date, the Seller and P-COM shall, and hereby does, release all the employees listed on Schedule 8.2(a) from any employment and/or confidentiality agreement previously entered into between the Seller and such employees relating to the Business to the extent (but only to the extent) necessary for the Buyer to operate the Business in the same manner as operated by the Seller prior to the Closing Date.

            8.3 Books and Records; Access to Information. (a) The Seller agrees that on and after the Closing Date it will permit the Buyer and its Representatives, during normal business hours, to have access to and to examine and take copies of all books and records of the Seller which are not delivered to the Buyer pursuant to this Agreement and which relate to the Business or the Transferred Assets, whether with respect to events occurring prior to the Closing Date or to transactions or events occurring subsequent to the Closing Date which arise out of transactions or events occurring prior to the Closing Date. All books and records of the Seller relating to the Business or the Transferred Assets and not delivered to the Buyer pursuant hereto will be preserved by the Seller for a period of not less than seven years following the Closing Date.

            (b) The Buyer agrees that it shall preserve and keep all books and records with respect to the Transferred Assets and Assumed Liabilities for a period of at least seven years from the Closing Date. After such seven-year period, the Buyer may discard all such books and records unless the Seller or its Affiliates, 6 months prior to the termination of such seven-year period, has given notice to the Buyer of its intent to remove and retain all or any part of such books and records. During such seven-year period, duly authorized Representatives of the Seller shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records.

            (c) The Buyer agrees to receive, maintain and make available to the Seller for inspection and photocopying during normal business hours all records, data and analyses of the Business, including without limitation all records, data and analyses relating to the Business prior to the Closing Date, with respect to quality control, environmental rules and regulations and employee health and safety, including, without limitation, all applicable documents and records issued by or pertaining to regulations promulgated by the Occupational Safety and Health Administration, the Environmental Protection Agency, or state agencies.


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            (d) The Seller and the Buyer will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes, preparation for litigation or investigation of claims in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant Tax Returns, documents and records, or portions thereof, relating exclusively to the Business (but not including income or franchise Tax Returns or portions thereof). Each of the Seller and the Buyer shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Notwithstanding
Section 8.3(b), each of the Seller and the Buyer will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Business for the taxable year of the Seller ending on or after the Closing Date and for all previous years, until the expiration of the statute of limitations of the taxable years to which such Tax Returns and other documents relate (and, to the extent notified by the other party in writing, any extensions thereof). Any information obtained under this Section 8.3(d) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

            (e) After the Closing Date, the Seller and its Affiliates and the Buyer shall cooperate with each other in all reasonable respects in connection with the defense or assertion of any claim related to any Transferred Asset, non-Transferred Asset or Assumed Liability or non-Assumed Liability, as the case may be, including, without limitation, making available records relating to such claim and furnishing, without expense, management employees of the party as may be reasonably necessary for the preparation of the defense or assertion of any such claim or for testimony as a witness in any proceeding relating to such claim; provided, however, that the foregoing right to cooperation shall not be exercisable by one party in such a manner as to interfere unreasonably with the normal operations and business of the other party. The Seller and its Affiliates shall reimburse the Buyer for all expenses incurred by the Buyer pursuant to this Section 8.3(e), including salary expenses of employees who are required to be away from their normal place of employment.

            8.4 Mail Received After Closing. (a) In the event that the Buyer receives after the Closing any mail or other communications addressed to the Seller, the Buyer may open such mail or other communications and deal with the contents thereof in its discretion to the extent that such mail or other communications and the contents thereof relate to the Business or any of the Transferred Assets or to any of the Assumed Liabilities, including the right to endorse without recourse the name of the Seller on any check received by the Buyer with respect to the Business or the Transferred Assets, and to deal with the proceeds in accordance with the terms of this Agreement. The Buyer agrees to deliver promptly or cause to be delivered to the Seller all other mail and the contents thereof which does not relate to the Transferred Assets or the Assumed Liabilities.

            (b) In the event that the Seller or its Affiliates receives after the Closing Date mail or other communications addressed to the Seller or its Affiliates which relates to the Business, any of the Transferred Assets or any of the Assumed Liabilities, the Seller or its Affiliates shall promptly deliver or cause to be delivered all such mail and the contents thereof to the Buyer. The Seller and its Affiliates agree to cooperate with the Buyer and to make arrangements


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(including "lock box" and other banking arrangements) reasonably necessary in order to properly deal with checks addressed to the Seller or its Affiliates but which belong to the Buyer pursuant to this Agreement, and to properly direct the proceeds thereof to the Buyer.

            8.5 Other Employee Benefits. Effective as of the Closing Date, and for a period of not less than 12 months following the Closing Date, the Buyer shall (or shall cause an appropriate Subsidiary or Affiliate to) provide the Hired Employees with benefits (including, without limitation, welfare benefits) that are substantially similar to the benefits the Buyer provides to its other similarly-situated employees, except that the short- and long-tem disability plans available to the Hired Employees during the first 12 months following the Closing Date will be comparable to the short-term and long-tem disability plans the Seller made available to the Hired Employees prior to the Closing Date. In addition, any such plan or arrangement of the Buyer shall cover all claims relating to conditions which existed prior to the Closing Date.

            8.6 No Solicitation. For a period of two years following the Closing, the Seller and its Affiliates shall not, directly or indirectly, solicit, induce to leave employment or offer employment to any Hired Employee of the Buyer, or any Affiliate of the Buyer.

            8.7 Discharge of Business Obligations. From and after the Closing Date, the Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date in respect of the Business, its operations or the assets and properties used therein (except for those expressly assumed by the Buyer hereunder), including without limitation any liabilities or obligations to employees and clients of the Business.

            8.8 UCC Matters. From and after the Closing Date, the Seller will promptly refer all inquiries with respect to ownership of the Transferred Assets or the Business to the Buyer. In addition, the Seller will execute such documents and financing statements as the Buyer may reasonably request from time to time to evidence transfer of the Transferred Assets to the Buyer, including any necessary assignments of financing statements.

            8.9 Tax Matters. (a) As soon as practicable after the Closing Date, but in no event later than the final due date for the filing of a final Form 941 as required under the Code and applicable regulations thereunder, the Seller shall provide a Form W-2 for each of its employees for the period beginning on January 1, 2000 through the Closing Date, as required under the Code and the regulations promulgated thereunder. Following the Closing Date, the Buyer shall continue as the Successor Employer, as such term is defined in the applicable regulations of the Code.

            (b) The Seller and the Buyer shall cooperate with each other in all reasonable respects in connection with the satisfaction of this provision, including but not limited to, making the appropriate books and records available as described under Section 8.3.

            8.10 Sales and Transfer Taxes. The Buyer and the Seller shall equally share the liability for and each shall pay one-half of any sales, transfer and similar Taxes incurred as a result of the sale of the Transferred Assets (the "Transfer Taxes"). The Seller will file all necessary Tax Returns and other documents required to be filed with respect to all such Taxes.


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            8.11 Change of Name. Immediately after the Closing, the Seller shall change its name to "Control Liquidating Corp.".

                                   ARTICLE IX

                                 INDEMNIFICATION

            9.1 Survival of Certain Representations and Warranties. The representations and warranties set forth in Sections 4.18, 4.20 and 4.21 shall survive the Closing for a period of six months after the Closing Date. The representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5(c)-(e), 4.6, 4.7, 4.9, 4.10, 4.13, 4.15(b), 4.16 and 4.17 and in Sections
5.1, 5.2, 5.3, 5.5, 5.8 and 5.10 shall survive the Closing for a period of 12 months after the Closing Date. The representations and warranties set forth in Sections 4.5(a) and (b), 4.12 and 4.15(d) shall survive the Closing for a period of 24 months after the Closing Date. The representations and warranties set forth in Section 4.15(a) and (c) shall survive the Closing for a period equal to the applicable statute of limitations. The representations set forth in Section
4.14 and the covenants set forth in Section 8.9 shall survive the Closing for the applicable statute of limitations period. All other representations and warranties of the Seller and the Buyer contained in this Agreement shall terminate at the Closing and shall be of no force and effect thereafter.

            9.2 Indemnification by the Buyer. (a) The Buyer agrees, subject to the other terms and conditions of this Agreement, to indemnify the Seller (and the Seller's directors, officers, employees, Affiliates, successors and assigns) against, and hold it harmless from all liabilities, costs and expenses (including reasonable attorney and expert fees) of and damages to the Seller arising out of (i) the breach of any representation, warranty, covenant or agreement of the Buyer herein, (ii) the Assumed Liabilities, (iii) the operation of the Business, as relates to the Transferred Assets, and the Transferred Assets after the Closing Date, and (iv) the Environmental Liability of the Buyer. No claim may be asserted nor may any action be commenced against the Buyer for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Buyer describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.1, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date. Nothing contained in this Section 9.2(a) shall in any manner alter or modify the time of survival of the representations and warranties of the Seller and the Buyer as set forth in Section 9.1 and/or the Excluded Liabilities retained by the Seller pursuant to this Agreement.

            (b) Except for claims with respect to Assumed Liabilities, as to which the limitations of this sentence (including provisos) shall not apply, no claim may be made against the Buyer for indemnification pursuant to this Section
9.2 unless the aggregate of all liabilities and damages of the Seller (exclusive of legal fees incurred in connection with pursuing such claim) with respect to this Section 9.2 shall exceed $100,000; provided that no indemnification shall be available with respect to any liability or damage if the aggregate of all liabilities and damages for which the Seller has received indemnification shall have exceeded 100% of the aggregate purchase price set forth in Section 2.4. For the purposes of this subsection (b), in computing such aggregate amount of claims, the amount of each claim shall be deemed to be an


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amount (i) net of any Tax benefit to the Seller or any Affiliate thereof, and
(ii) net of any insurance proceeds and any indemnity, contributions or other similar payment payable by any third party with respect thereto.

            (c) Payments by the Buyer pursuant to subsection (a) of this Section
9.2 shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any Tax benefit to the Seller or any Affiliate thereof, arising from such liability or damage and (ii) any insurance proceeds and any indemnity, contribution or other similar payment payable to the Seller or any Affiliate from any third party with respect thereto. Tax benefits will be considered to be realized by the Seller or any Affiliate thereof for purposes of this Section 9.2 in the year in which a payment occurs, and the amount of the Tax benefits shall be determined by assuming (i) the Seller is in the maximum United States federal income tax bracket after any deduction reportable with respect to a payment hereunder and (ii) the Seller's effective state and local income tax rate is its effective rate for the most recent prior taxable year for which such information is available.

            (d) The Seller agrees to give the Buyer prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder. The Buyer shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding; the Seller may participate in such defense, but in such case the expenses of the Seller shall be paid by the Seller. The Seller shall provide the Buyer with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Buyer and aid at the Buyer's request in the defense or settlement thereof, and the Buyer shall reimburse the Seller for all its reasonable out-of-pocket expenses in connection therewith. If the Buyer elects to direct the defense of any such claim or proceeding, the Seller shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Buyer consents in writing to such payment or unless the Buyer, subject to the last sentence of this subsection (d), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Buyer is entered against the Seller for such liability. If the Buyer shall fail to defend, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, the Seller shall have the right to undertake the defense or settlement thereof, at the Buyer's expense. If the Seller assumes the defense of any such claim or proceeding pursuant to this subsection (d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then the Seller shall give the Buyer prompt written notice thereof, and the Buyer shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

            (e) Except as set forth in this Agreement, the Buyer is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Seller, after the consummation of the purchase and sale of the Transferred Assets and assumption of Assumed Liabilities contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.


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            9.3 Indemnification by the Seller and P-COM. (a) The Seller and
P-COM, jointly and severally, agree, subject to the other terms and conditions of this Agreement, to indemnify the Buyer (and the Buyer's directors, officers, employees, Affiliates, successors and assigns) against, and hold it harmless from all liabilities, costs and expenses (including reasonable attorney and expert fees) of and damages to the Buyer, arising out of (i) the breach of any representation, warranty, covenant or agreement of the Seller or P-COM herein,
(ii) the operation of the Business and the Transferred Assets prior to the Closing Date, (iii) the failure to deliver good, valid and marketable title to any of the Transferred Assets, (iv) the Excluded Liabilities, and (v) the Environmental Liability of the Seller. No claim may be asserted nor may any action be commenced against the Seller and/or P-COM for any patent infringement arising in connection with (i) any engineering work relating to the design of products which was not completed prior to the Closing Date (with such completion evidenced by delivery to customers of such products or the existence of the Seller's standard manufacturing control documentation for such products), (ii) any patents which were granted after the Closing Date and for which there were no claims as set forth in Section 4.12(e), except those patents issued or issuable to the Seller or its Affiliates which are used in the Transferred Assets at the time of the Closing, or (iii) third party patents (or patent applications) of which the Seller had prior knowledge. In addition, no claim may be asserted nor may any action be commenced against the Seller and/or P-COM for breach of any representation, warranty, covenant or agreement contained herein, or any Excluded Liabilities which are asserted against the Buyer, unless written notice of such claim or action is received by the Seller or P-COM describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.1, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date. Nothing contained in this Section 9.3(a) shall in any manner alter or modify the time of survival of the representations and warranties of the Seller and the Buyer as set forth in Section 9.1 and/or the liabilities assumed by the Buyer pursuant to this Agreement and as set forth in Section 2.3 hereto.

            (b) Except for claims with respect to the representations and warranties set forth in Section 4.14 and the covenants set forth in Section 8.9, as to which the limitations of this sentence (including provisos) shall not apply, no claim may be made against the Seller or P-COM for indemnification pursuant to this Section 9.3 unless the aggregate of all liabilities and damages (exclusive of legal fees incurred in connection with pursuing such claim) of the Buyer with respect to this Section 9.3 shall exceed $100,000; provided that no indemnification shall be available with respect to any liability or damage if the aggregate of all liabilities and damages for which the Buyer has received indemnification shall have exceeded 100% of the aggregate purchase price set forth in Section 2.4. For the purposes of this subsection (b), in computing such aggregate amount of claims, the amount of each claim shall be deemed to be an amount (i) net of any Tax benefit to the Buyer or any Affiliate thereof, and
(ii) net of any insurance proceeds and any indemnity, contributions or other similar payment payable by any third party with respect thereto.

            (c) Payments by the Seller or P-COM pursuant to subsection (a) of this Section 9.3 shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any Tax benefit to the Buyer or any Affiliate thereof arising from such liability or damage, and (ii) any insurance proceeds and any indemnity, contribution or other similar


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payment payable to the Buyer or any Affiliate from any third party with respect thereto. Tax benefits will be considered to be realized by the Buyer for purposes of this Section 9.3 in the year in which a payment occurs, and the amount of the Tax benefits shall be determined by assuming (i) the Buyer is in the maximum United States federal income tax bracket after any deduction reportable with respect to a payment hereunder and (ii) the Buyer's effective state and local income tax rate is its effective rate for the most recent prior taxable year for which such information is available.

            (d) The Buyer agrees to give the Seller or P-COM prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder. The Seller and P-COM shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding; the Buyer may participate in such defense, but in such case the expenses of the Buyer shall be paid by the Buyer. The Buyer shall provide the Seller and P-COM with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with and aid at the Seller's or P-COM's request the Seller and/or P-COM in the defense or settlement thereof, and the Seller and/or P-COM shall reimburse the Buyer for all its reasonable out-of-pocket expenses in connection therewith. If the Seller or P-COM elects to direct the defense of any such claim or proceeding, the Buyer shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Seller or P-COM consents in writing to such payment or unless the Seller or P-COM, subject to the last sentence of this subsection (d), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Seller is entered against the Buyer for such liability. If the Seller and/or P-COM shall fail to defend, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, the Buyer shall have the right to undertake the defense or settlement thereof, at the Seller's and/or P-COM's expense. If the Buyer assumes the defense of any such claim or proceeding pursuant to this subsection (d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then the Buyer shall give the Seller and P-COM prompt written notice thereof, and the Seller and P-COM shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

            (e) Except as set forth in this Agreement, neither the Seller nor P-COM is making a representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Buyer, after the consummation of the purchase and sale of the Transferred Assets and assumption of Assumed Liabilities contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

            10.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

            (a) by mutual written consent of the Buyer and the Seller; and

            (b) by the Buyer or the Seller if the Closing has not occurred within 90 days of the date hereof for any reason.

            10.2 Procedure Upon Termination. In the event of termination and abandonment by the Buyer or by the Seller, or both, pursuant to Section 10.1, written notice thereof shall be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by the parties. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

            (a) each party hereto will redeliver all documents, work papers and other material (and all copies thereof) of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

            (b) all confidential information received by either party hereto with respect to the business of the other Party hereto shall be treated in accordance with Section 8.1.

            10.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that the provisions of Section 8.1 (Confidentiality), Article XI (Miscellaneous) and this
Section 10.3 shall survive any such termination.

                                   ARTICLE XI

                                  MISCELLANEOUS

            11.1 Specific Performance. It is expressly understood and agreed that the material breach of any covenant contained in this Agreement will result in irreparable injury to the other party and that therefore such other party shall be entitled to specific performance thereof.

            11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Seller without the prior written consent of the Buyer, or by the Buyer without the prior written consent of the Seller. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

            11.3 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered in person or by courier or by facsimile transmission as follows (or at such address or facsimile number of which notice shall have been duly given in accordance with this Section 11.3):

            If to the Seller or P-COM:P-Com, Inc.
                                     3175 S. Winchester Blvd.
                                     Campbell, CA 95008
                                     Telephone: (408) 874-4313
                                     Facsimile: (408) 874-4324
                                     Attention: Robert Collins

            If to the Buyer or PDYN: Paradyne Corporation
                                     8545 126th Avenue North
                                     Largo, FL 33773
                                     Telephone: (727) 530-2209
                                     Facsimile: (727) 530-2210
                                     Attention: Patrick M. Murphy

or to such other place and with such other copies as either party may designate as to itself by written notice to the others. Any failure by any party to deliver copies of any notice shall not, in itself, affect the validity of such notice if otherwise properly made to the other party.

            11.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

            11.5 Resolution of Conflicts; Arbitration. (a) In the event of any dispute among the parties in connection with this Agreement, including without limitation, disputes over a claim pursuant to Section 9.2 or Section 9.3, and disputes over any amount payable pursuant to Section 2.4 hereof, the Seller and the Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Seller and the Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

            (b) If no such agreement can be reached after good faith negotiation (or in any event after 60 days from the date of a notice setting forth such dispute), either the Buyer or the Seller may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. The Buyer and the Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The arbitrators shall not be empowered to award punitive damages.

            (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Washington, D.C. under the rules then in effect of the American Arbitration Association. The arbitrators shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

            (d) The provisions set forth in Section 11.5(b) and (c) shall not apply to disputes involving Environmental Liability or ISRA compliance, as defined in this Agreement.

            11.6 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            11.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            11.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

            11.9 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            11.10 Expenses. Except as otherwise provided in this Agreement, the Seller and the Buyer will each be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

            11.11 Publicity. The parties agree to notify each other prior to issuing any press release or making any public statement regarding the transactions contemplated hereby, and will attempt to obtain the reasonable approval of the other party prior to making such release or statement, including, without limitation, any press release issued by either or both of the parties in connection with the Closing.

                  [Remainder of page intentionally left blank].

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       PARADYNE CORPORATION


                                       By: /s/ James L. Slattery
                                           -------------------------------------
                                           Name:  James L. Slattery
                                           Title: Sr. Vice President
                                                  Signed in Savannah G.A

                                       PARADYNE NETWORKS, INC.


                                       By: /s/ James L. Slattery
                                           -------------------------------------
                                           Name:  James L. Slattery
                                                  Sr. Vice President
                                           Title: Signed in Savannah G.A


                                       P-COM, INC.


                                       By: /s/ George P. Roberts
                                           -------------------------------------
                                           Name:  George P. Roberts
                                           Title: Chairman and CEO


                                       CONTROL RESOURCES CORPORATION


                                       By: /s/ Bruce O'Pray
                                           -------------------------------------
                                           Name: Bruce O'Pray
                                           Title: CEO

                                 Schedule 2.1(a)
                         Lease and Leased Real Property

Property Lease: Lease with Polevoy Associates for facilities at 16-00 Pollitt
                Drive

Subordination
Agreement:      For 16-00 Pollitt Drive between Seller, Polevoy Associates, and
                Fleet Bank

                                 Schedule 2.1(b)
                                    Equipment

The attached list identifies all fixed assets by asset tag and description.

                                 Schedule 2.1(c)
                              Assignable Contracts

Customer Contracts:

      AT&T Global Network Services (assigned to AT&T from Sears Technology Services)
      Advantis/DSI Escrow Agreement
      British Broadcasting Company
      Electronic Data Services
      Walgreen's
      Board of Education - City of New York

Equipment Lease (assignable):

      Vanguard

Assumable Equipment Leases:

      Finova Leasing
      Newcourt (assigned from AT&T Capital)
      Green Tree

Patent and Trademark Licenses:

      Agreement with Integrated Network Corp for Patent No. 4,862,480

Value Added Reseller Agreement:

      Sybase, Inc.

Escrow Agreements:

      Between BBC, Seller, and National Computing Center regarding RNETS Between AGNS, Seller, and DSI regarding NAXS

License Agreements for Software:

----------------------------------------------------------------------------------------------------------
          Name                                    Licensor                        License Format
==========================================================================================================
Windows 3.1, 95, 98, NT                           Microsoft                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
DOS                                               Microsoft                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Word Perfect                                        Corel                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Noteworks                                       On Technology                    Multi-user License
----------------------------------------------------------------------------------------------------------
Netware                                             Novell                       Multi-user License
----------------------------------------------------------------------------------------------------------
ProComm Plus                                      Datastorm                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
PCAnywhere                                         Symantec                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
WinPort                                           Lan Source                     Multi-user License
----------------------------------------------------------------------------------------------------------
Sygate                                             Sybergen                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
LanShadow                                    Global Data Security               Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Norton AntiVirus                                    Norton                      Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Quattro                                             Corel                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Paradox                                             Corel                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Visio                                             Visio Corp                    Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Word                                              Microsoft                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Powerpoint                                        Microsoft                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Excel                                             Microsoft                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Project Manager                                   Microsoft                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Time Line                                           Corel                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
All Clear                                            SPSS                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Real World                                           RWC                         Multi-user License
----------------------------------------------------------------------------------------------------------
FAS                                             Best Programs                       Finance Use
----------------------------------------------------------------------------------------------------------
Rapid Pay                                         Rapid Pay                      Service agreement
----------------------------------------------------------------------------------------------------------
Solaris                                        Sun Microsystems                 Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Adaptive Server Enterprise                          Sybase                Development and VAR Distribution
----------------------------------------------------------------------------------------------------------
NetCharts                              Visual Mining a.k.a. NetFactory              OEM license
----------------------------------------------------------------------------------------------------------
NetQuest Stack                                     NetQuest                 Source Code and Distribution
                                                                                      License
----------------------------------------------------------------------------------------------------------
Intermetrics Compiler                            Tasking Inc                    Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Opus Make                                            Opus                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
PC-lint for C/C++                                   Gimpel                      Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Multi-edit for Win                           American Cybernetics               Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Diab Compiler                                     Diab Data                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
SDS Cross Code                               Software Development               Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
SDS Single Step                              Software Development               Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
pSOS+ Development                             Integrated Systems               Distribution agreement
----------------------------------------------------------------------------------------------------------
Telesoft ISDN BRI/PRI/MLPPP stack                  Telesoft                 Development and distribution
----------------------------------------------------------------------------------------------------------
Comm++                                        Greenleaf Software                Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Keil Compiler                                   Keil Software                   Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
MS Visual C++                                     Microsoft                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
MS Visual Basic                                   Microsoft                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Super X                                      Frontier Technology                Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
HoTMetaL Pro                                       SoftQuad                     Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Java Workshop                                      SunSoft                      Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Java Studio                                        SunSoft                      Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Crisp                                               Vital                       Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Visual workshop                                    SunSoft                      Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Workshop Pro C                                     SunSoft                      Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Workshop Compiler                                  SunSoft                      Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
PVCS                                              Intersolve                    Shrink wrap with key
----------------------------------------------------------------------------------------------------------
Schematic Capture                                   Accel                       Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Spectra                                             Accel                       Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
PCAD                                                Accel                       Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
AutoCad LT                                         AutoDesk                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
AutoCad                                            AutoDesk                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Model Sim                                         Model Tech                    Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Alliance                                            Xilinx                      Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Foundation                                          Xilinx                      Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Max Plus 2                                          Altera                      Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
SNMPC                                            Castle Rock                    Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
HP OpenView                                           HP                        Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Website                                            O'Reilly                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
NetXray                                             Cinco                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Super TCP Suite                                 Frontier Tech                   Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Netwrx                                             LanQuest                     Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
HPUX                                                  HP                        Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
AIX/NetView                                          IBM                        Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
IOS                                                 Cicso                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
MRS                                                  IBM                        Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Cascadeview                                         Lucent                      Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
HP C++ Compiler                                       HP                        Shrink Wrap with key
----------------------------------------------------------------------------------------------------------
Power J                                             Sybase                      Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Frame Maker                                         Adobe                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
PageMaker                                           Adobe                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Page Mill                                           Adobe                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Photoshop                                           Adobe                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Illustrator                                         Adobe                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Dimensions                                          Adobe                       Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Hypersnap                                        Hyperionics                    Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
Kleptomainia                                      StrucuRise                    Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------
WinFrame                                        Citrix Systems                  Standard Shrink Wrap
----------------------------------------------------------------------------------------------------------

Unfilled sales orders:                             as of 4/14/00

Customer             PO #                            Open Amount

      AGNS 1396 - NP64+IL-8-PDGB4                      1,095,860
             70 - NP100IL-8-PDWJ8                        168,700
            150 - NP100IL-8-PDYDS                        361,500
              5 - NP100IL-8-PDYE8                         12,050
                       Services Called for
                       Under Appendix L in
                       the minimum
               Pathviewamount of                         936,000

Associated Press       76902                              68,225

                                       TOTALS          2,642,335

Purchase Orders:

Attached is a list of open purchase orders as of April 14, 2000.

                                Schedule 2.1 (e)
                          Intellectual Property Rights

Trademarks

      US Trademark registration number 2,237,909 for the trade name Access Integrator (DOC S/N 75-059,632).

      CRC has applied to the US DOC and EU OHIM for a Trade Mark Registration for NetPath

Patents:

      United States patent "AA Programmable Bus For The Control of Electronic Apparatus" (Patent No. 4,447,813) which was assigned to CRC by Bruce L. O'Pray.

      License Agreement with Integrated Network Corporation ("INC") for use of their US Patent No. 4,862,480 relating to digital telecommunications systems.

Copyrights:

      CRC routinely marks for copyright all software and firmware as well as printed circuit board artwork and publications including manuals and brochures.

All ownership rights, including but not limited to schematics, source code, specifications, other documentation, and know-how of the products on the attached list.

Domain name:

      controlresources.com

Licenses:

      See License Agreements for Software on Schedule 2.1(c)

Parties With a Right to Seller's Source Code:

      AGNS has a right to NAXS software under an escrow agreement BBC has a right to RNETS under an escrow agreement

Protection of Intellectual Property:

      Seller has had a policy of not devoting resources to patent applications, has no applications planned, and makes no representations that the Intellectual Property includes any inventions for which a patent may be applied.

                                 Schedule 2.1(g)
                                     Permits

CRC has been granted permits that are non-assignable from the following state and local governing and/or regulatory bodies:

      Certificate of Incorporation - State of Delaware

      Certificate of Authority for sales and use tax - State of New York

      Certificate of Registration for sales and use tax - Illinois Department of Revenue

      Certificate of Authority to do business - State of New Jersey

      Certificate of Occupancy - Township of Fair Lawn, N.J. for the premises at 16-00 Pollitt Drive.

CRC has obtained the following products registrations which may be assigned:

      FCC Part 68 for products which connect to the public switched telephone network.

      British Telecomm, BS 6301 - Model 8F Data Bridge

      EC, Declaration of Conformity - Model 190 RNET

      Canada, Department of Communications - IDRS, Model 1060 IDRU, Model 1060-5 IDRU

      Industry Canada - NetPath 100, NetPath 64, NetPath 64+

                                 Schedule 2.1(h)
                                   Receivables

CRC Accounts Receivable Aging as of 4/14/2000

             Customer         Invoice #  Invoice Date     Amount        Due Date

              AT&T              14100      02/16/00       1,554.03      02/26/00
              AT&T              14101      02/18/00       1,095.63      02/28/00
              AT&T              14102      02/23/00         649.96      03/04/00
              AT&T              14103      02/25/00       1,174.54      03/06/00
              AT&T              14113      03/13/00       1,076.50      03/23/00
              AT&T              14114      03/15/00         593.60      03/25/00
              AT&T              14121      03/31/00      38,535.12      04/10/00
              AT&T              14122      04/03/00     153,288.83      04/13/00
              AT&T              14123      04/05/00     141,680.33      04/15/00
              AT&T              14124      04/07/00       3,655.00      05/07/00
              AT&T              14125      04/07/00         421.53      05/07/00
              AT&T              14126      04/10/00     204,090.91      04/20/00
              AT&T              14127      04/12/00      79,269.30      04/22/00
              AT&T              14128      04/12/00      87,734.80      04/22/00
              AT&T              14129      04/12/00      50,700.38      04/22/00
              AT&T              14131      04/14/00          56.72      05/14/00
                                                      ------------
Total AT&T                                              765,577.18

              Garban            14112      03/10/00         194.85      04/09/00
              Garban            14130      04/13/00       1,120.39      05/13/00
                                                      ------------
Total Garban                                              1,315.24

              Lucent            14120      03/31/00      79,071.70      04/30/00

              DCI               14105      02/29/00       2,077.85      03/30/00

              EOG, Inc.        200006      02/14/00         200.09     3/14/2000
              EOG, Inc.        200009      03/06/00     161,437.20      4/6/2000
              EOG, Inc.       2000010      03/13/00         454.28     4/13/2000
                                                      ------------
Total EOG                                               162,091.57

              Aimtronics      2000011      03/14/00         344.53     4/14/2000
              Aimtronics      2000012      02/23/00          92.28     3/23/2000
              Aimtronics      2000013      04/11/00       1,229.91     5/11/2000
              Aimtronics      2000014      04/13/00         339.85     5/13/2000
              Aimtronics      2000015      04/13/00         113.29     5/13/2000
                                                      ------------
Total Aimtronics                                          2,119.86

Total CRC Aging                                       1,012,253.40

                                 Schedule 2.1(i)
                                Computer Programs

Internally written software owned by CRC consisting of the Inventory Control System.

Licensed accounting, invoicing, and auditing software used by CRC that is assignable:

      Real World
      FAS
      Quattro
      Paradox
      Excel
      Rapid Pay (as part of service)

In addition some of the software items listed in Schedule 2.1(c) are used to create the data processing infrastructure used in the conduct of the business.

There are no data processing programs necessary for the conduct of the Business that are not assignable to Buyer.

                                  Schedule 2.2
                                 Excluded Assets

o Corporate minute books, corporate seals, consolidated financial statements, and tax records of Seller.

o     Seller's cash, cash equivalent and bank accounts.

o Seller's rights under the Leases in connection with any event occurring prior to the Closing Date.

                                  Schedule 2.3
                              Excluded Liabilities

The following categories of liabilities, as set forth in the Seller's Financial Statements and records, are "Excluded Liabilities":

o     Accrued interest to P-COM

o The intercompany account shown on the Seller's December 31, 1999 balance sheet and all other liablities between the Seller and its Affiliates

o     Notes payable

o     All Tax liabilities

Any Environmental Liability of the Seller, as defined in the Agreement.

                                  Schedule 4.5
                                Title Exceptions

                                     (None)

                                 Schedule 4.6(c)
                       Material Contract or Lease Defaults

The following contracts may not be assigned without prior written consent which will not be unreasonably withheld:

      Polevoy Associates (Landlord)   (Consent received)

      Customers:

      AT&T Global Network Services    (Consent received)
      Electronics Data Services       (Consent received)
      Walgreen's
      Board of Education, City of New York

The following license agreements may not be assigned without prior written consent which will not be unreasonably withheld:

      Novell
      Lan Source  (Consent received)
      Sybase
      NetQuest    (Consent received)

The following equipment leases do not permit assignment but are assumable with consent of lessor:

 Lease                  Equipment                  Term      Start      End         Value
Finova        FB6000 FT Package                     60       Oct-96    Oct-01    $ 15,490.40
                                                  Months

              Test Equipment

Green Tree    (1) 59011 16 8 Port Processr Card     36       Feb-99    Feb-02    $ 43,181.00
                                                  Months
              (1) 59012 V.35 8 Port  Panel
              (2) Port HSSI Mutiplexer

Newcourt      Test Equipment                        36       Jun-98    Jun-01    $ 31,981.75
                                                  Months

Newcourt      Postage Meter                         51       Dec-97    Jan-03    $  5,892.54
                                                  Months

Newcourt      Test Equipment                        36       May-98    May-01    $  7,995.00
                                                  Months

                                 Schedule 4.6(d)
                      Contracts not in the Ordinary Course

Seller has verbally agreed with AT&T Network Solutions that warranty coverage for all NetPath equipment sold to AT&T Network Solutions will be extended from the one year provided for in the agreement to a term of five years.

                                 Schedule 4.6(e)
              Contracts with Threatened Termination or Cancellation

                                     (None)

                                  Schedule 4.7
                              Conflict or Violation

                                     (None)

                                  Schedule 4.8
                             Consents and Approvals

There are no consents or approvals required other than the lease and contract assignment disclosed in Schedule 4.6(c).

                                  Schedule 4.9
                                   Litigation

                                     (None)

                                Schedule 4.10(a)
                               Compliance with Law

                                     (None)

                                Schedule 4.10(b)
                              Permits and Licenses

                                     (None)

                                Schedule 4.12(a)
                    Intellectual Property Rights from Others

The following license agreements require consent to assign which may not be unreasonably be withheld:

      NetQuest (NetQuest Stack)
      Sybase (Adaptive Service Enterprise)
      Lan Source (Winport)
      Novell (Netware)

The following license agreements may be assigned with notice:

      Integrated Systems (pSOS+)
      Visual Mining/NetFactory (NetCharts)
      Telesoft (ISDN BRI/PRI/MLPPP)

                                Schedule 4.12 (h)
                               Fees and Royalties

Fees or royalties are payable by the Seller for software used in its products in accordance with previously provided agreements with Sybase, Integrated Systems
(PSOS), and Visual Mining (NetCharts).

                                Schedule 4.12(i)
                         Exceptions to Intangible Rights

           Aklilu, Melake                          Miranda, Lilia
           Andersen, John                          Moore, Kimberly
           Barone, Rosa                            Nesci, Mark
           Bhatt, Krishna                          O'Pray, Suzanne
           Blauvelt, Clarence                      Passarelli, Michael
           Brown, Michael, Jr.                     Renfroe, Gaynor
           Carter, James                           Rivas, Norma
           Cheyen, Chen                            Robibero, Ernest
           Cornejo, Belinda                        Rubinstein, Mark
           DeBari, Kelly                           Sargent, Peter
           Denholm, Charles                        Scolaro, Frank, Jr.
           Fasnacht, Samuel                        Shah, Chetna
           Fernandez, Sergio                       Siha, Hanan
           Gatulo, Luisa                           Stepien, Joseph
           Gruneiro, Nieves                        Sutaria, Mahesh
           Hanak, James                            Tailor, Umed
           Hay, Kevin                              Tiongco, Ellieta
           Hernandez, Raymond                      Tocci, Mary
           Ivory, Christopher                      Tuttle, Norman
           Kawalsky, Colin                         Veltri, Joseph
           Kaznica, Robert                         Weydig, Wes
           Lorenzetti, Todd

                                  Schedule 4.14
                                      Taxes

                                     (None)

                                Schedule 4.15(a)
                       Environmental and Other Regulations

                                     (None)

                                Schedule 4.15(b)
                              Employee Regulations

                                     (None)

                                Schedule 4.16(b)
                                  Labor Matters

                                     (None)

                                  Schedule 4.17
                                    Insurance

Attached is a list of insurance policies.

                                  Schedule 4.18
                        Sufficiency of Transferred Assets

                                     (None)

                                  Schedule 4.19
                                    Inventory

Seller's inventory is disclosed in the attached list. Seller owns all inventory free and clear of any liens, claims, charges, encumbrances and holds no inventory on consignment.

All inventory in excess of reserves and reasonable estimated requirements for the Seller based on current operations for the Calendar Year 2000 is set forth below:

                  Finished Goods            Legacy               63,202
                                            NetPath              97,099

                  Work-in-Process           Legacy               26,888
                                            NetPath                   0

                  Raw Materials             Legacy              190,969
                                            NetPath             120,770

                                TOTAL                           498,928

As previously disclosed, most inventory with requirements in excess of one year is associated with contracts which include ongoing support requirements.

                                  Schedule 4.20
                                    Suppliers

Attached is the list of suppliers of goods during the prior two years with a value in excess of $10,000 per annum:

                                  Schedule 4.21
                                     Backlog

                      See Unfilled Orders - Schedule 2.1(c)

                                  Schedule 4.22
                               Accounts Receivable

                                     (None)

                                 Schedule 7.1(e)
                               P-COM Stock Options

                                                              As of
                                                          3/31/2000
                                  GRANT                      Shares      Shares
                                   DATE         TOTAL        Vested     Unvested

ANDERSON, MARK                   07/03/97       6,000         3,250       2,750
BLACK, PATRICIA                  05/23/97         800           467         333
BRANCHE, LINDEN                  05/23/97       6,000         3,500       2,500
BRENCOVICH, ED                                      0             0           0
BRUNO, PETER JOHN                05/23/97       9,000         5,250       3,750
BURKE, CYNTHIA A                 05/23/97       2,000         1,167         833
CAMPOLO, DOMINICK                05/23/97         800           467         333
CARLINO, NANCY                                      0             0           0
CHAM, ANDREW                     05/23/97       9,000         5,250       3,750
CHUNG, YOUNG                     08/31/98      15,000         5,938       9,063
CUOCCI, SALVATORE                05/23/97       2,000         1,167         833
CURLEY, LINDA                    05/23/97       3,000         1,750       1,250
CUSTODIO, OSCAR                  05/23/97         800           467         333
DATRI, WILLIAM                   05/23/97      12,000         7,000       5,000
DE BARI, FRANK                   05/23/97      10,000         5,833       4,167
DESAI, LINABEN D                 05/23/97         800           467         333
DUDLEY, BERNARD                  05/23/97       1,500           875         625
FACENTE, CRAIG A                 05/23/97      20,000        11,667       8,333
FIX, EDWARD                                         0             0           0
GENTILELLA, FRANK                05/23/97       9,000         5,250       3,750
GUGLER, MICHAEL                  05/23/97      15,000         8,750       6,250
HAWKINS, HOMER                   04/23/99      10,000         2,292       7,708
HEBERLING, WILLIAM               05/23/97      13,000         7,583       5,417
HERBERT, RONALD                  05/23/97         800           467         333
HOEK, SCOTT H                    05/23/97       8,000         4,667       3,333
HOLMES, PETER B                  05/23/97       8,000         4,667       3,333
HUC, JANUSZ                      05/23/97       7,000         4,083       2,917
IANNARELLA, JOSEPH               05/23/97       4,000         2,333       1,667
JUAREZ, SARA                     05/23/97         800           467         333
KATZ, HOWARD F                   05/23/97      14,000         8,167       5,833
KIRCHHOEFER, ROBERT C.                              0             0           0
KLEIN, STEVEN                    05/23/97      60,000        35,000      25,000
KLEIN, STEVEN                    09/18/98      30,000        11,250      18,750
KNAPP, CHRISTOPHER               07/03/97       6,000         3,250       2,750
KOCHENBURGER, KENNETH            05/23/97       1,500           875         625
LAGOMARSINO, STEVEN J            05/23/97      14,000         8,167       5,833
LAU, RAYMOND W.F.                05/23/97       9,000         5,250       3,750
LOMAX, PETER                     05/23/97       9,000         5,250       3,750
MANDAL, SADHAN                   05/23/97      20,000        11,667       8,333
MCGUIRE, ROBERT E                03/13/98      20,000         7,500      12,500
MENDEZ, ARQUIMIDES R             05/23/97         800           467         333
MICHEL, NABIL A.                 05/23/97         800           467         333
MONTANEZ, SAMUEL                 05/23/97         800           467         333
NEUENSCHWANDER, HUGO             05/23/97       1,500           875         625
OECHSNER, SUSAN A                05/23/97       2,000         1,167         833
OTERO, JOSE                      05/23/97       9,000         5,250       3,750
PASSARO, ANTOINETTE              05/23/97       7,000         4,083       2,917

PASTERNAK, BETTI                 05/23/97      10,000         5,833       4,167
PATEL, DIPESH                                       0             0           0
PFANNKUCHE, ROBERT                                  0             0           0
PRONOVOST, MARTHA M              05/23/97       1,500           875         625
RANCAN, MICHAEL                  05/23/97       3,000         1,750       1,250
SANECKI, PATRICIA                05/23/97       2,000         1,167         833
SONG, WALTER                     05/23/97      12,000         7,000       5,000
STEEL, WALTER N                  05/23/97      20,000        11,667       8,333
SURTI, NALINI H                  05/23/97         800           467         333
TRAPANIS, NICK                   05/23/97       5,000         2,917       2,083
VANKEUREN, GEORGE                05/23/97       7,000         4,083       2,917
WEBSTER, CHARLES                 01/02/98      20,000         8,333      11,667
ZAKUR, MICHAEL                   05/23/97      10,000         5,833       4,167
                                              471,000       254,146     216,854

                                 Schedule 7.1(c)
                                  Key Employees

The following employees shall have received and accepted offers of employment:

            Young Chung
            Sadhan Mandal
            Walter Steel

                                 Schedule 8.2(a)
                                    Employees

            ANDERSON, MARK                     NEUENSCHWANDER, HUGO
            BLACK, PATRICIA                    OECHSNER, SUSAN A
            BRANCHE, LINDEN                    OTERO, JOSE
            BRENCOVICH, EDWARD                 PFANNKUCHE, ROBERT
            BRUNO, PETER JOHN                  PASSARO, ANTOINETTE
            BURKE, CYNTHIA A                   PASTERNAK, BETTI
            CAMPOLO, DOMINICK                  PATEL, DIPESH
            CARLINO, NANCY                     PRONOVOST, MARTHA M
            CARROLL, MARGARET                  RANCAN, MICHAEL
            CHAM, ANDREW                       SANECKI, PATRICIA
            CHUNG, YING YOUNG                  SONG, WALTER
            CUOCCI, SALVATORE                  STEEL, WALTER N
            CURLEY, LINDA                      SURTI, NALINI H
            CUSTODIO, OSCAR                    TRAPANIS, NICK
            DATRI, WILLIAM                     VANKEUREN, GEORGE
            DE BARI, FRANK                     WEBSTER, CHARLES
            DESAI, LINABEN D                   ZAKUR, MICHAEL
            DUDLEY, BERNARD
            FACENTE, CRAIG A
            FIX, EDWARD
            GENTILELLA, FRANK
            GUGLER, MICHAEL
            HAWKINS, HOMER
            HEBERLING, WILLIAM
            HERBERT, RONALD
            HOEK, SCOTT H
            HOLMES, PETER B
            HUC, JANUSZ
            IANNARELLA, JOSEPH
            JUAREZ, SARA
            KATZ, HOWARD F
            KIRCHHOEFER, ROBERT C.
            KLEIN, STEVEN
            KNAPP, CHRISTOPHER
            KOCHENBURGER, KENNETH
            LAGOMARSINO, STEVEN J
            LAU, RAYMOND W.F.
            LOMAX, PETER
            MANDAL, SADHAN
            MCGUIRE, ROBERT E
            MENDEZ, ARQUIMIDES R
            MICHEL, NABIL A.
            MONTANEZ, SAMUEL

                                 Schedule 8.2(c)
                              Additional Severance

            ----------------------------------------------------
            Employee                                    Payment
            ====================================================
            Hawkins, Homer                              $20,000
            ----------------------------------------------------
            Katz, Howard                                 18,000
            ----------------------------------------------------
            Webster, Charles                             75,000
            ----------------------------------------------------
            Gugler, Michael                              24,500
            ----------------------------------------------------
            Carlino, Nancy                               25,000
            ----------------------------------------------------
            Montanez, Samuel                              2,500
            ----------------------------------------------------
            Passaro, Antoinette                          10,000
            ----------------------------------------------------
            Sanecki, Patricia                             5,000
            ----------------------------------------------------
            De Bari, Frank                               15,000
            ----------------------------------------------------
            Rancan, Michael                              10,000
            ----------------------------------------------------
            Dudley, Bernard                              10,000
            ----------------------------------------------------

                              Financial Statements

                            CONTROL RESOURCES CORP.
                         Unaudited Statement of Income
                        Period: 12/01/97 to 12/31/1997


                                        Reporting-period       Year-to-date

                                             Amount               Amount

Sales - net                                 $  2,832,696         $ 12,684,949

Cost of goods sold                             1,342,387            6,506,255
                                            ------------         ------------

Gross Profit                                $  1,490,309         $  6,178,694


Expenses:

Direct Sales                                $     71,130         $    681,653

Publications                                      10,478              137,138

Hardware development                             101,382            1,400,419

Software development                              94,620            1,100,551

Quality Assurance                                 61,078              723,420

Customer Service                                   6,520               74,062

Finance                                           23,322              229,398

Business/Tech development                         13,864              193,678

General & Administrative                         180,849            1,777,409


Total expenses                              $    563,243         $  6,317,728
                                            ------------         ------------

Operating profit (loss)                     $    927,066         $   (139,034)
                                            ------------         ------------

PreTax profit (loss)                        $    927,066         $   (139,034)
                                            ------------         ------------

Net Profit (loss) for period                $    927,066         $   (139,034)

CONTROL RESOURCES CORP

     Unaudited Balance Sheet
        As of 12/31/1997


            ASSETS

    Current Assets:
Cash                                                                $             3,278,627
Accounts Receivable                                                               3,230,612
Inventory                                                                           524,527
Prepaid expenses                                                                    101,718
                                                                              -------------

        Total current assets                                                      7,135,484

Fixed assets                             $  2,638,113
Less: accumulated depreciation             (1,513,161)
Construction in process                        22,350


Other Assets                                  429,112

Total Assets                                                        $             8,711,898
                                                                              =============

   Liabilities and Equity (Deficit)

   Current Liabilities:
Accounts Payable                              337,448
Intercompany Account                        5,772,309
Notes Payable                               4,000,000
Employee Compensation                         221,318
Other Accrued Liabilities                     455,808

Total Current Liabilities                                           $            10,786,883
                                                                              -------------


Total Liabilities                                                   $            10,786,883
                                                                              -------------

   Stockholders Equity (Deficit):
Common Stock                             $     28,248
Paid In Capital                             1,412,566
Accumulated Retained earnings              (3,515,799)

Total Stockholders Equity                                           $            (2,074,985)
                                                                              -------------

Total Liabilities & Equity                                          $             8,711,898
                                                                              =============

CONTROL RESOURCES CORP

  Unaudited Balance Sheet
     As of 12/31/1998

                        1998
                      ACTUALS
                 All Sub Accounts

           ASSETS

  Current Assets:
Cash                                                                          $             192,114
Accounts Receivable                                                                       3,370,411
Inventory                                                                                 2,125,815
Prepaid expenses                                                                            134,573
                                                                              ---------------------

    Total current assets                         $           5,822,913

Fixed assets                                     $           3,096,961
Less: accumulated depreciation                              (1,972,727)
Construction in Process                                        575,184

Other Assets                                                   347,036

Total Assets                                                                  $           7,869,367
                                                                              =====================

 Liabilities and Equity (Deficit)

 Current Liabilities:
Accounts Payable                                             1,082,976
Intercompany Account                                         7,468,603
Notes Payable                                                4,000,000
Employee Compensation                                           75,297
Other Accured Liabilities                                      523,291

Total Current Liabilities                                                     $          13,150,167
                                                                              ---------------------


Total Liabilities                                                             $          13,150,167
                                                                              ---------------------

 Stockholders Equity (Deficit):
Common Stock                                     $              28,248
Paid In Capital                                              1,412,566
Accumulated Retained earnings                               (6,721,614)

Total Stockholders Equity                                                     $          (5,280,800)
                                                                              ---------------------

Total Liabilities & Equity                                                    $           7,869,367
                                                                              =====================

                            CONTROL RESOURCES CORP.
                         Unaudited Statement of Income
                         Period: 12/01/98 to 12/31/98




                                           1998 CURRENT PERIOD                         1998 YEAR-TO-DATE
                                                 ACTUALS                                    ACTUALS
                                             All Sub Accounts                          All Sub Accounts
                                                  Amount                                    Amount

Sales - net                       $                       1,690,724              $                 6,829,853

Cost of goods sold                                          961,724                                3,925,607
                                  ---------------------------------              ---------------------------

Gross Profit                      $                         729,000              $                 2,904,246


Expenses:

Direct Sales                      $                          94,992              $                 1,131,025
Marketing                                                    10,596                                  166,486
Publications                                                 22,748                                  264,243
Administration                                              (70,888)                                (575,184)
Hardware developoment                                       209,173                                1,310,318
Software development                                         99,082                                1,070,564
Quality Assurance                                            61,657                                  677,063
Customer service                                              7,036                                   78,656
Lan Administration                                            5,547                                   68,209
Finance                                                      19,701                                  244,231
General and administrative                                  106,749                                1,235,447
                                  ---------------------------------              ---------------------------

Total expenses                    $                         566,393              $                 5,671,058
                                  ---------------------------------              ---------------------------


Operating profit (loss)           $                         162,607              $                (2,766,812)

                                  ---------------------------------              ---------------------------

Interest expense                  $                          27,425              $                   358,521
Intangible Asset Amtz                                         6,715                                   80,481
                                  ---------------------------------              ---------------------------

PreTax profit (loss)              $                         128,467              $                (3,205,814)

                                  ---------------------------------              ---------------------------

Net Profit (loss) for period      $                         128,467              $                (3,205,814)

                                                                     Exhibit 1.1

                            CONTROL RESOURCES CORP.
                         Unaudited Statement of Income
                       Period: 02/01/2000 to 02/20/2000



                                        2000 CURRENT PERIOD                       2000 YEAR-TO-DATE
                                              ACTUALS                                 ACTUALS
                                         All Sub Accounts                         All Sub Accounts
                                              Amount                                   Amount
Sales - net                        $                  790,068              $                2,066,126

Cost of goods sold                                    421,497                                 971,207
                                   --------------------------              --------------------------

Gross Profit                       $                  368,571              $                1,094,919


Expenses:

Direct Sales                       $                   68,662              $                  129,822

Marketing                                               8,391                                  15,844

Publications                                           22,880                                  47,470

Administration                                        (41,078)                                (90,836)

Hardware developoment                                  92,365                                 219,129

Software development                                   79,268                                 168,863

Qualtiy Assurance                                      68,918                                 138,981

Customer service                                        6,846                                  14,889

Lan Administration                                      5,580                                  11,152

Finance                                                11,699                                  22,817

General and administrative                            102,194                                 206,982
                                   --------------------------              --------------------------


Total expenses                     $                  425,725              $                  885,113
                                   --------------------------              --------------------------


Operating profit (loss)            $                  (57,154)             $                  209,806

                                   --------------------------              --------------------------

Interest expense                   $                   29,941              $                   60,775
Intangible Asset Amtz                                  18,825                                  37,650
                                   --------------------------              --------------------------

PreTax profit (loss)               $                 (105,920)             $                  111,381

                                   --------------------------              --------------------------

Net Profit (loss) for period       $                 (105,920)             $                  111,381

                    CONTROL RESOURCES CORP

                   Unaudited Balance Sheet
                       As of 2/29/2000
                                                           2000
                                                         ACTUALS
                                                     All Sub Accounts

                                    ASSETS

    Current Assets:
Cash                                                      $     463,172
Accounts Receivable                                             940,471
Inventory                                                     2,441,528
Prepaid expenses                                                 63,791
                                                          -------------
          Total current assets                            $   3,908,962

Fixed assets                               $   3,356,036
Less: accumulated depreciation                (2,529,634)
Software/ Test Development                       642,462

Total Capitalized Software                       794,323

Other Assets                                      65,020

Total Assets                                              $   6,237,169
                                                          =============

                 Liabilities and Equity (Deficit)

   Current Liabilities:
Accounts Payable                           $     989,844
Intercompany Account                           8,226,633
Accrued Interest P-Com                         1,098,977
Notes Payable                                  4,000,000
Employee Compensation                            124,109
Current Portion Long Term Debt                    15,170
Other Accrued Liabilities                        416,720
                                           -------------

Total Current Liabilities                                 $  14,871,453
                                                          -------------

Long Term Debt                             $      25,596

Total Liabilities                                         $  14,897,049
                                                          -------------

   Stockholders Equity (Deficit):
Common Stock                               $      28,248
Paid In Capital                                1,412,566
Retained earnings - 01/01/00                 (10,212,075)
Current period earnings                    $     111,381
                                           -------------

Total Stockholders Equity                                 $  (8,659,880)
                                                          -------------

Total Liabilities & Equity                                $   6,237,169
                                                          =============

CONTROL RESOURCES CORP

  Unaudited Balance Sheet
    As of 12/31/1999
                      1999
                    ACTUALS
                 All Sub Accounts

           ASSETS

   Current Assets:
Cash                                                           $      15,693
Accounts Receivable                                                  721,490
Inventory                                                          2,391,293
Prepaid expenses                                                      69,349
                                                               -------------
        Total current assets                                   $   3,197,825

Fixed assets                                   $   3,354,105
Less: accumulated depreciation                    (2,452,391)
Software/ Test Development                           531,386

Total Capitalized Software                           831,974

Other Assets                                          65,020

Total Assets                                                   $   5,527,919
                                                               =============

   Liabilities and Equity (Deficit)

   Current Liabilities:
Accounts Payable                               $     557,533
Intercompany Account                               8,186,310
Accrued Interest P-Com                             1,037,310
Notes Payable                                      4,000,000
Employee Compensation                                 93,241
Current Portion Long Term Debt                        15,170
Other Accrued Liabilities                            381,653
                                               -------------

Total Current Liabilities                                      $  14,271,217
                                                               -------------

Long Term Debt                                 $      27,962

Total Liabilities                                              $  14,299,179
                                                               -------------

   Stockholders Equity (Deficit):
Common Stock                                   $      28,248
Paid In Capital                                    1,412,566
Retained earnings - 01/01/00                      (6,721,614)
Current period earnings                        $  (3,490,460)
                                               -------------

Total Stockholders Equity                                      $  (8,771,260)
                                                               -------------

Total Liabilities & Equity                                     $   5,527,919
                                                               =============

                            CONTROL RESOURCES CORP.
                         Unaudited Statement of Income
                        Period: 12/01/1999 to12/31/1999

                                 1999 CURRENT PERIOD        1999 YEAR-TO-DATE
                                      ACTUALS                    ACTUALS
                                   All Sub Accounts            All Sub Accounts
                                       Amount                      Amount

Sales - net                            $    484,044                 $  6,155,495
Cost of goods sold                          359,770                    3,169,090
                                       ------------                 ------------
Gross Profit                           $    124,274                 $  2,986,405

Expenses:
Direct Sales                           $     70,356               $  1,059,903
Marketing                                    17,355                    221,636
Publications                                 23,875                    295,488
Administration                              (44,677)                  (556,269)
Hardware development                       128,946                  1,340,035
Software development                        101,381                  1,199,037
Quality Assurance                            78,053                    830,918
Customer service                              7,312                     86,473
Lan Administration                            6,284                     68,620
Finance                                      (3,520)                   146,182
General and administrative                   91,252                  1,263,277
                                       ------------               ------------
Total expenses                         $    476,617               $  5,955,300
                                       ------------               ------------
Operating profit (loss)                $   (352,343)              $ (2,968,895)
                                       ------------               ------------
Interest expense                       $     31,843               $    344,906
Intangible Asset Amtz                        18,825                    176,652
                                       ------------               ------------
PreTax profit (loss)                   $   (403,011)              $ (3,490,453)
                                       ------------               ------------
Net Profit (loss) for period           $   (403,011)              $ (3,490,453)

                                   Exhibit 2.4
                                      Note

                                   Exhibit 8.1
                            Confidentiality Agreement

                                Exhibit 8.2(b)(i)
                       Paradyne/CRC Special Severance Plan

                               Exhibit 8.2(b)(ii)
                    Termination Agreement, Waiver and Release

                                 PROMISSORY NOTE

$4,667,573                                                        April 14, 2000

            Paradyne Corporation ("Paradyne"), FOR VALUE RECEIVED, hereby promises to pay to the order of Control Resources Corporation, a Delaware corporation ("CRC"), on September 15, 2000 (or sooner, as herein provided) at the offices of P-COM, Inc., 3175 S. Winchester Blvd., Campbell, CA 95008 or at such location as the holder hereof may hereafter designate in writing, the principal sum of US$4,667,573, as such amount may be adjusted as provided for in
Section 1 below (the "Principal Sum"). The Principal Sum from time to time outstanding shall bear interest payable at a rate equal to the Prime Rate of US commercial banks as published in the Wall Street Journal (Eastern edition) from time to time (or if more than one such rate is published, the average of such rates).

            Paradyne has on the date hereof purchased certain of the assets of CRC pursuant to the terms and conditions of the Asset Purchase Agreement, dated April 5, 2000 by and between Paradyne, Paradyne Networks, Inc., P-COM, Inc. and CRC (the "Purchase Agreement"). Capitalized words and phrases used and not otherwise defined in this Note have the meanings provided in the Purchase Agreement. Paradyne hereby covenants and agrees with CRC as follows:

            1. The Principal Sum shall be increased or decreased, as the case may be, as provided for in the Purchase Agreement.

            2. Paradyne may prepay, in whole or in part, the Principal Sum in cash by wire transfer of immediately available funds to CRC's account in an amount equal to the full amount due, without penalty or premium, at any time prior to September 15, 2000 on the condition that together with any such prepayment Paradyne shall pay all accrued but unpaid interest on the amount being prepaid.

            3. On September 15, 2000 Paradyne may pay the Principal Sum and any interest payable thereon by (a) the issuance to CRC of registered shares of common stock of Paradyne Networks, Inc. with the number of such shares based on the average closing price of Paradyne Networks, Inc.'s common stock on the 7 business days immediately preceding the day such shares of common stock of Paradyne Networks, Inc. are delivered to CRC, and (b) delivery of a good check to CRC for the difference between the total value of such shares and the full amount due under this Note.

            4. If any payments of principal or interest hereunder become due and payable on a Saturday, Sunday or public holiday under the laws of the State of Delaware, the due date of such payment shall be extended to the next succeeding full business day and, in the case of principal, interest thereon shall be payable at the applicable rate during such extension

            5. This Promissory Note may not be changed or discharged orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought

            6. Presentment or demand for payment, notice of dishonor, protest and notice of protest are hereby waived.

            7. This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to choice of law doctrine.

            IN WITNESS WHEREOF, this Promissory Note is executed and delivered on the date first above written.

                                            PARADYNE CORPORATION


                                            By: ________________________________

                                      -3-